Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

EDIFY ACQUISITION CORP.,

EDIFY MERGER SUB, INC.

and

UNIQUE LOGISTICS INTERNATIONAL, INC.

dated as of

December 18, 2022

i

ii

SCHEDULES

Schedule A	–	Illustrative Allocation Schedule

EXHIBITS

Exhibit A	–	Form of Company Voting and Support Agreement
Exhibit B	–	Form of Buyer Charter
Exhibit C	–	Form of Buyer Bylaws
Exhibit D	–	Sponsor Support Agreement
Exhibit E	–	Lock-Up Agreement
Exhibit F	–	Form of Registration Rights Agreement
Exhibit G	–	Form of Merger Certificate

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 18, 2022, by and among Edify Acquisition Corp., a Delaware corporation (“Buyer”), Edify Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of Buyer (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (the “Company”). Buyer, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, Buyer is a blank check company incorporated in Delaware and formed to acquire one or more operating businesses through a business combination;

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and other applicable Laws, the Parties intend to enter into a business combination transaction by which Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);

WHEREAS, for U.S. federal income Tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income Tax treatment), each of the Parties intends that (a) the Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder and (b) this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a);

WHEREAS, the board of directors of the Company has unanimously (a) determined that it is in the best interests of the Company and the stockholders of the Company to enter into this Agreement, (b) approved this Agreement and the Transactions, including the Merger, and adopted the plan of merger set forth herein, and (c) adopted a resolution recommending the plan of merger set forth in this Agreement to the stockholders of the Company and that the stockholders of the Company approve such plan of merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain Holders collectively holding sufficient shares of Company Common Stock and Company Convertible Preferred Stock to constitute the Company Stockholder Approval have entered into one or more Voting and Support Agreements substantially in the form attached hereto as Exhibit A (each, a “Company Voting and Support Agreement”) with Buyer pursuant to which, inter alia, such Holders have agreed to (a) vote their respective shares of Company Common Stock and Company Convertible Preferred Stock, as applicable, in favor of the Company Stockholder Matters, and (b) waive any and all rights to exercise dissenters or appraisal rights under the NRS or the Organizational Documents of the Company;

WHEREAS, the board of directors of Buyer has unanimously among those voting (a) determined that it is in the best interests of Buyer and the Buyer Stockholders to enter into this Agreement, (b) approved this Agreement and the Transactions, including the Merger, and adopted the plan of merger set forth herein, (c) adopted a resolution recommending that this Agreement be adopted by the Buyer Stockholders (the “Buyer Board Transaction Recommendation”), and (d) adopted a resolution recommending the Extension Proposals be adopted by the Buyer Stockholders (the “Buyer Board Extension Recommendation”);

WHEREAS, prior to the Effective Time, Buyer shall (a) subject to obtaining the approval of the Buyer Stockholder Matters, amend and restate the Existing Buyer Certificate of Incorporation to be substantially in the form of Exhibit B attached hereto (the “Buyer Charter”), and (b) amend and restate the bylaws of Buyer to be substantially in the form of Exhibit C attached hereto (the “Buyer Bylaws”);

WHEREAS, concurrently with execution and delivery of this Agreement, the Sponsor, Buyer and the members of Buyer’s board of directors and/or management team as are party thereto have executed and delivered that certain Amended and Restated Letter Agreement (as amended, restated, modified or supplemented from time to time, the “Sponsor Support Agreement”), substantially in the form of Exhibit D attached hereto, pursuant to which, among other things, the Sponsor has agreed (a) to be present at the Special Meeting (including any adjournment or postponement thereof) for purposes of constituting a quorum, voting in favor of each of the Buyer Stockholder Matters and voting against any proposal that would impede the consummation of the Transactions, (b) not to redeem any of its Buyer Common Stock, (c) to forfeit an amount equal in the aggregate of 1,713,139 of the shares of Buyer Class B Common Stock owned by it, with such forfeiture to be subject to and contingent upon the Closing and (d) not to transfer any shares of Buyer Common Stock or any Buyer Warrants for the applicable period set forth in the Sponsor Support Agreement;

WHEREAS, concurrently with execution and delivery of this Agreement, in connection with the Transactions, Buyer has entered into that certain lock-up agreement (as amended, restated, modified or supplemented from time to time, the “Lock-Up Agreement”), substantially in the form of Exhibit E attached hereto, with certain existing stockholders of the Company who, in each case, will receive Buyer Class A Common Stock in connection with the Transactions, to be effective upon the Closing;

WHEREAS, in connection with the consummation of the Transactions, Buyer, the Sponsor and certain other stockholders of the Company at the Closing will enter into a Registration Rights Agreement substantially in the form of Exhibit F attached hereto (as such form may be altered from time to time, the “Registration Rights Agreement”); and

WHEREAS, in addition to the Closing Merger Consideration, in connection with the Merger, the Holders will be entitled to receive up to 2,500,000 Earnout Shares in the aggregate upon achievement (if any) of certain Triggering Events as further set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Acquired Companies” means the Company and each of its Subsidiaries.

“Acquired Company Representative” has the meaning specified in Section 5.23.

“Acquisition Transaction” has the meaning specified in Section 9.03(a).

“Action” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that in no event shall the Buyer Parties or the Sponsor be considered an Affiliate of any portfolio company or any investment fund affiliated with or managed by Colbeck Capital Management, LLC nor shall any portfolio company or any investment fund affiliated with or managed by Colbeck Capital Management, LLC be considered an Affiliate of Buyer or the Sponsor.

“Agreement” has the meaning specified in the preamble hereto.

“Allocation Schedule” means a schedule, dated as of the Closing Date, in a form consistent with the format set forth on the illustrative example of the Allocation Schedule attached hereto as Schedule A, and executed by the Company setting forth for each Holder: (a) the name of such Holder as reflected in the records of the Company’s transfer agent; (b) the number of shares of Company Common Stock and/or the number of shares of Company Convertible Preferred Stock, as applicable, held as of the Closing Date by such Holder; (c) the allocation of the Closing Merger Consideration at the Closing to each Holder; and (d) the allocation of the Earnout Consideration to each Holder, in each case, in accordance with the methodology and principles set forth on Schedule A (as such form may be altered from time to time as agreed between Buyer and the Company).

“Audited Financial Statements” has the meaning specified in Section 5.05(a).

“Borrowed Money Debt” means, with respect to the Company and its Subsidiaries, (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments (including any letter of credit, surety bond, banker’s acceptance or similar reimbursement agreement or obligation, in each case, solely to the extent drawn), (c) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business), (d) all obligations under leases required to be capitalized in accordance with GAAP and any purchase money indebtedness, (e) all obligations under any hedging arrangement, (f) all obligations under any direct or indirect guaranties in respect of, or obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness for borrowed money or obligations of others of the kinds referred to in clauses (a) through (e) above, and (h) all obligations of the kinds referred to in clauses (a) through (e) above of other Persons secured by any Lien on any property or asset of the Company or its Subsidiaries.

“Bridge Loan Facility” means the $10,000,000 delayed draw term loan facility that is part of the Debt Facility (hereinafter defined) to be provided by CB Agent Services LLC (and such other lenders as are party thereto) to the Company, on such terms and conditions as are set forth in the Term Sheet.

“Business Combination” has the meaning ascribed to such term in the Existing Buyer Certificate of Incorporation.

“Business Combination Proposal” has the meaning specified in Section 9.03(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to remain closed.

“Buyer” has the meaning specified in the Preamble hereto.

“Buyer Board Extension Recommendation” has the meaning specified in the Recitals hereto.

“Buyer Board Transaction Recommendation” has the meaning specified in the Recitals hereto.

“Buyer Bylaws” has the meaning specified in the Recitals hereto.

“Buyer Charter” has the meaning specified in the Recitals hereto.

“Buyer Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Buyer. When used herein, any reference to Buyer Class A Common Stock (a) with respect to periods prior to the Closing and the effective amendment and restatement of the Existing Buyer Certificate of Incorporation in the form of the Buyer Charter, shall be a reference to Buyer Class A Common Stock having the rights, powers and preferences set forth in the Existing Buyer Certificate of Incorporation and, (b) with respect to periods from and after the Closing and the effectiveness of the Buyer Charter, shall be a reference to Buyer Class A Common Stock having the rights, powers and preferences set forth in the Buyer Charter.

“Buyer Closing Share Price” means the closing price per share of the Buyer Class A Common Stock on the principal securities exchange or securities market on which shares of Buyer Class A Common Stock are then traded.

“Buyer Common Stock” means, when used herein, (a) with respect to periods prior to the Closing and the effective amendment and restatement of the Existing Buyer Certificate of Incorporation in the form of the Buyer Charter, a reference to Buyer Class A Common Stock and/or Buyer Class B Common Stock having the rights, powers and preferences set forth in the Existing Buyer Certificate of Incorporation, and (b) with respect to periods from and after the Closing and the effectiveness of the Buyer Charter, a reference to Buyer Class A Common Stock and/or Buyer Class B Common Stock having the rights, powers and preferences set forth in the Buyer Charter.

“Buyer Cure Period” has the meaning specified in Section 11.01(d).

“Buyer Extension Approval” has the meaning specified in Section 6.02(b)(ii).

“Buyer Extension Redemptions” has the meaning specified in Section 9.02(c)(v).

“Buyer Organizational Documents” means the Existing Buyer Certificate of Incorporation and Buyer’s bylaws, as amended and in effect on the date hereof.

“Buyer Parties” means Buyer and Merger Sub.

“Buyer Party Representations” means the representations and warranties of Buyer and Merger Sub expressly and specifically set forth in ARTICLE VI of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Buyer Party Representations are solely made by Buyer and Merger Sub.

“Buyer SEC Reports” has the meaning specified in Section 6.09(a).

“Buyer Stockholder Matters” has the meaning specified in Section 9.02(a)(ii).

“Buyer Stockholder Redemption” has the meaning specified in Section 9.02(a)(ii).

“Buyer Stockholders” means the holders of shares of Buyer Common Stock.

“Buyer Transaction Expenses” means all accrued fees, costs and expenses of Buyer incurred prior to and through the Closing Date, including in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein and therein to be performed or complied with at or before Closing, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors, consultants and any other service providers of Buyer, whether paid or unpaid prior to the Closing.

“Buyer Warrant” means a warrant entitling the holder to purchase one share of Buyer Common Stock per warrant.

“Cap” has the meaning specified in Section 12.05(a).

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (Public Law 116-136).

“Certificate” has the meaning specified in Section 3.05(b).

“Certificate of Merger” has the meaning specified in Section 2.02.

“Closing” has the meaning specified in Section 4.01.

“Closing Date” has the meaning specified in Section 4.01.

“Closing Form 8-K” has the meaning specified in Section 9.05(c).

“Closing Merger Consideration” means the aggregate number of shares of Buyer Class A Common Stock to be issued to the Holders in connection with the Merger at Closing pursuant to Section 3.02. For the avoidance of doubt, the Closing Merger Consideration does not include the Earnout Consideration.

“Closing Press Release” has the meaning specified in Section 9.05(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Consideration Value by (ii) the Per Share Price.

“Company” has the meaning specified in the Preamble hereto.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Convertible Preferred Stock” means, collectively, the Company Series A Convertible Preferred Stock, the Company Series B Convertible Preferred Stock, the Company Series C Convertible Preferred Stock and the Company Series D Convertible Preferred Stock.

“Company Cure Period” has the meaning specified in Section 11.01(c).

“Company Employee” means any current or former employee, officer, director or independent contractor of any of the Acquired Companies.

“Company Equity Awards” means Company Options or Company RSUs.

“Company Option” means any issued and outstanding option to purchase shares of Company Common Stock (whether or not vested) under the Company Stock Plan.

“Company Plan” means each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, nonqualified deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life, death, accidental death and dismemberment, or disability insurance, fringe or wellness benefits or other employee benefits or remuneration of any kind, including each employment, termination, retention, change in control or individual consulting or individual independent contractor plan, program arrangement, or agreement, in each case, whether funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant or director or manager of the Company or any of its Subsidiaries.

“Company Related Party Contracts” has the meaning specified in Section 5.18.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in ARTICLE V of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company RSU” means any issued and outstanding restricted stock unit denominated in shares of Company Common Stock (whether or not vested) under the Company Stock Plan.

“Company SEC Reports” has the meaning specified in Section 5.05(a).

“Company Series A Convertible Preferred Stock” means the Series A convertible preferred stock, par value $0.001 per share, of the Company.

“Company Series B Convertible Preferred Stock” means the Series B convertible preferred stock, par value $0.001 per share, of the Company.

“Company Series C Convertible Preferred Stock” means the Series C convertible preferred stock, par value $0.001 per share, of the Company.

“Company Series D Convertible Preferred Stock” means the Series D convertible preferred stock, par value $0.001 per share, of the Company.

“Company Software” means all Software owned or purported to be owned by, or developed by or for, any Acquired Company.

“Company Stock” means, collectively, the Company Common Stock and the Company Convertible Preferred Stock.

“Company Stockholder Approval” means the approval of the Company Stockholder Matters by the stockholders of the Company in accordance with the NRS and the Company’s Organizational Documents, which shall require the affirmative vote of a majority of the issued and outstanding shares of Company Stock, voting together as a single class.

“Company Stockholder Matters” has the meaning specified in Section 7.05.

“Company Stock Plan” means the Company’s 2020 Equity and Incentive Plan, as amended from time to time.

“Company Total Shares” means a number of shares of Company Stock equal to the sum of (a) the number of shares of Company Common Stock as of immediately prior to the Effective Time, plus (b) the number of shares of Company Common Stock into which all of the shares of Company Convertible Preferred Stock would convert as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with certificate of designations applicable to such Company Convertible Preferred Stock.

“Company Transaction Expenses” means all accrued fees, costs and expenses of the Acquired Companies incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein and therein to be performed or complied with at or before Closing, and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including the fees, costs, expenses and disbursements of counsel, accountants, advisors, consultants and any other service providers of the Acquired Companies.

“Company Voting and Support Agreement” has the meaning specified in the Recitals hereto.

“Confidentiality Agreement” has the meaning specified in Section 12.09.

“Consent Solicitation Statement” has the meaning specified in Section 9.02(a)(i).

“Consideration Value” means $282,000,000.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases and all amendments, modifications and supplements thereto.

“control”, “controlled” and “controlling” have the meanings specified in the definition of Affiliate.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including the CARES Act.

“Debt Facility” means the senior secured financing facility in the maximum aggregate principal amount of Thirty-Five Million Dollar ($35,000,000) to be provided by CB Agent Services LLC (and such other lenders as are party thereto) to the Company, on such terms and conditions as are set forth in the Term Sheet, consisting of (a) an initial term loan facility in the original principal amount up to $25,000,000, and (b) the $10,000,000 Bridge Loan Facility.

“Definitive Extension Proxy Statement” has the meaning specified in Section 9.02(c)(vi).

“Dissenting Shares” has the meaning specified in Section 3.07(a).

“DGCL” means the Delaware General Corporation Law.

“Earnout Consideration” means the Earnout Shares to be issued to the Holders upon the achievement (if any) of the Triggering Events as additional consideration in the Merger, in each case, in accordance with the Allocation Schedule and on the terms and subject to the conditions set forth herein.

“Earnout Exchange Ratio One” has the meaning specified in Section 3.02(a)(ii).

“Earnout Exchange Ratio Two” has the meaning specified in Section 3.02(a)(iii).

“Earnout Notice” has the meaning specified in Section 3.03(b)(ii).

“Earnout Shares” means the 2,500,000 total shares of Buyer Class A Common Stock to be issued as earnout consideration in the Merger pursuant to Section 3.03, consisting of (a) 1,250,000 shares of Buyer Class A Common Stock issuable pursuant to Section 3.02(a)(ii), and (b) 1,250,000 shares of Buyer Class A Common Stock issuable pursuant to Section 3.02(a)(iii).

“Earnout Termination Date” has the meaning specified in Section 3.03(a).

“Effective Time” has the meaning specified in Section 2.02.

“Enforceability Exceptions” has the meaning specified in Section 5.03(a).

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment, natural resources or human health and safety (as it relates to exposure to Hazardous Materials).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.05(a).

“Exchange Fund” has the meaning specified in Section 3.05(a).

“Excluded Share” has the meaning specified in Section 3.02(h).

“Existing Buyer Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Buyer, filed with the Secretary of State of the State of Delaware on January 14, 2021, as amended prior to and in effect on the date hereof.

“Export Approvals” has the meaning specified in Section 5.21.

“Extension” has the meaning specified in Section 9.02(c)(i).

“Extended Termination Date” has the meaning specified in Section 11.01(c).

“Extension Approval End Date” has the meaning specified in Section 9.02(c)(i).

“Extension Fees” has the meaning specified in Section 9.02(c)(vi).

“Extension Proposals” has the meaning specified in Section 9.02(c)(i).

“Extension Proxy Statement” has the meaning specified in Section 9.02(c)(i).

“Extension Stockholders’ Meeting” has the meaning specified in Section 9.02(c)(v).

“Financial Statements” has the meaning specified in Section 5.05(b).

“Fraud” means common law fraud under Delaware law that must include a knowing and intentional misrepresentation of a material fact in the making of a representation or warranty set forth in ARTICLE V or ARTICLE VI or in any certificate delivered pursuant to Section 10.02(d) or Section 10.03(c) of this Agreement. For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Official” means any officer or employee of a Governmental Authority or any department, agency, or instrumentality thereof, including any political subdivision thereof or any corporation or other Person owned or controlled in whole or in part by any Governmental Authority or any sovereign wealth fund, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” or words of similar meaning or regulatory effect under applicable Environmental Laws including asbestos, polychlorinated biphenyls, radon, urea formaldehyde, per- and polyfluoroalkyl substances, petroleum, petroleum hydrocarbons, petroleum products or petroleum by-products.

“Holder” means each holder of Company Common Stock or Company Convertible Preferred Stock, as applicable.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICE” has the meaning specified in Section 5.22(g).

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security of such Person, (c) obligations for the deferred purchase price of property or other services (other than trade payables incurred in the ordinary course of business), (d) all obligations as lessee that are required to be capitalized in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any indebtedness of such Person of the types referred to in clause– (a) - (f) of this definition and (h) all obligations of the types referred to in clause– (a) - (g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Indemnitee Affiliates” has the meaning specified in Section 8.02(c).

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the Transactions or by any third party challenging the Transactions, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Regulatory Consent Authority or any subpoena, interrogatory or deposition.

“Insurance Policies” has the meaning specified in Section 5.16.

“Intellectual Property” means all worldwide rights, title and interests associated with or arising out of any intellectual property, including all: (a) patents and patent applications, including all reissuances, continuations, divisionals, continuations-in-part, provisionals, renewals, extensions, revisions, reexaminations and patents issuing on any of the foregoing and all rights to claim priority from any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, trade dress, brand names, logos, corporate names, trade styles and other indicia of commercial source or origin (whether registered, arising under common law or statutory law, or otherwise) and general intangibles of a like nature, together with all of the goodwill associated with any of the foregoing, and all registrations, applications for registration, renewals and extensions of any of the foregoing (collectively, “Trademarks”); (c) copyrights and copyrightable works, and rights in works of authorship, compilations, data, database and design rights, whether or not registered or published, including moral rights, and all registrations, applications for registration, renewal, extensions and reversions of any of the foregoing (collectively, “Copyrights”); (d) internet domain names and social media accounts, and all registrations, applications and renewals in connection therewith (collectively, “Domain Names”); (e) trade secrets rights and rights in confidential information and other non-public or proprietary information (whether or not patentable or copyrightable), including source code, algorithms, ideas, formulas, recipes, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how, customer lists and information (collectively, “Trade Secrets”); (f) intellectual property rights arising from or related to Software or Technology; (g) rights of privacy and publicity; and (h) any and all similar, corresponding or equivalent intellectual or proprietary rights anywhere in the world.

“Intended Income Tax Treatment” has the meaning specified in Section 9.04(b).

“Interim Period” has the meaning specified in Section 7.01.

“IRS” means the U.S. Internal Revenue Service.

“IT Systems” means all information technology systems, computer systems, networks, servers, hardware, technology, Software, databases, websites and equipment used, owned, leased or licensed by the Company or any of its Subsidiaries.

“Law” means any statute, law, ordinance, rule, regulation, Governmental Order, or other legal requirement (including common law) in each case, of any Governmental Authority.

“Lease” has the meaning specified in Section 5.07(c).

“Leased Real Property” has the meaning specified in Section 5.07(c).

“Licensed Intellectual Property” has the meaning specified in Section 5.10(d).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Lock-Up Agreement” has the meaning set forth in the Recitals hereto.

“Material Adverse Effect” means, with respect to the Company, any change, event, state of facts, development, circumstance, occurrence or effect that (a) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Acquired Companies, taken as a whole, or (b) does or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of the Company to consummate the Transactions; provided, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” with respect to clause (a) above: (i) any change or proposed change in applicable Laws or GAAP or any interpretation thereof; (ii) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally; (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the transactions contemplated by the other Transaction Agreements, or any inaction or omission of an Acquired Company not taken as a result of the refusal of Buyer to provide consent requested by the Company pursuant to Section 7.01, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (iii) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.03 or, to the extent related thereto, the condition in Section 10.02(a)); (iv) any change generally affecting any of the industries or markets in which the Company or its Subsidiaries operate or the economy as a whole; (v) the taking of any action expressly required by this Agreement or with the prior written consent of Buyer (provided, that the exceptions in this clause (v) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.03 or, to the extent related thereto, the condition in Section 10.02(a)); (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (vii) any national or international political or social conditions in the United States or any other countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or any such other relevant country in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or any such other relevant country, or any territories, possessions, or diplomatic or consular offices of the United States or any such other relevant countries or upon any military installation, equipment or personnel of the United States or any such other relevant country; (viii) any failure of the Acquired Companies, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (viii) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect); and (ix) any epidemic or pandemic (including COVID-19) or any action taken or refrained from being taken in response thereto (including COVID-19 Measures); provided, that, in the case of clauses (i), (ii), (iv), (vi), (vii) and (ix), such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on the Acquired Companies, taken as a whole, as compared to other industry participants.

“Material Contract” has the meaning specified in Section 5.09(a).

“Merger” has the meaning specified in the Recitals hereto.

“Merger Consideration” means (a) in the case of each share of Company Common Stock, the Per Share Merger Consideration, (b) in the case of each share of Company Series A Convertible Preferred Stock, the Series A Preferred Merger Consideration, (c) in the case of each share of Company Series B Convertible Preferred Stock, the Series B Preferred Merger Consideration, (d) in the case of each share of Company Series C Convertible Preferred Stock, the Series C Preferred Merger Consideration, and in the case of each share of Company Series D Convertible Preferred Stock, the Series D Preferred Merger Consideration.

“Merger Materials” has the meaning specified in Section 9.02(a)(iii).

“Multiemployer Plan” means any “multiemployer plan” subject to ERISA that is described in Section 3(37) of ERISA.

“Nasdaq” means The Nasdaq Stock Market LLC.

“NRS” has the meaning specified in the Recitals hereto.

“Open Source Software” means any Software that is subject to or licensed, provided or distributed under, any license meeting the Open Source Definition (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” Software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License or any other license that includes similar terms.

“Organizational Documents” means, with respect to any Person, such Person’s articles of incorporation, certificate of incorporation, articles of organization, articles of association, memorandum of association, certificate of formation, bylaws, limited liability company agreement, certificates of designation relating to shares of preferred stock, or other organizational documents, as applicable.

“Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by an Acquired Company, including all Scheduled Intellectual Property and Company Software.

“Party” has the meaning specified in the Preamble hereto.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning specified in Section 3.02(a)(iii).

“Per Share Price” means $10.00, as the same may be adjusted in accordance with Section 1.04 hereof.

“Per Share Consideration Value” means an amount equal to the quotient obtained by dividing (a) the Consideration Value by (b) the Company Total Shares.

“Permits” means any approvals, authorizations, registrations, consents, licenses, permits or certificates of a Governmental Authority, including those related to real property.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or that are being contested in good faith through appropriate Actions, in each case, for which appropriate reserves have been established in accordance with GAAP, (d) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (i) are matters of record or (ii) do not materially interfere with the present uses of such real property, (e) Liens (i) that were not incurred in connection with indebtedness for borrowed money and (ii) the impact of which are not material to any of the Acquired Companies, (f) non-exclusive licenses of Intellectual Property granted to customers in the ordinary course of business and (g) Liens securing any Indebtedness of the Acquired Companies as of the date of this Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means all information in any form or media that identifies, could be used to identify or is otherwise related to an individual person (including any current, prospective, or former customer, end user or employee), including, but not limited to any definition for “personal information,” or any similar term provided by applicable Law or by any of the Acquired Companies in any of their privacy policies, notices or contracts (e.g., “personal data,” “personal health information,” “personally identifiable information” or “PII”).

“Personnel IP Contracts” has the meaning specified in Section 5.10(f).

“Privacy Laws” means, regardless of jurisdiction (domestic or foreign), any and all applicable Laws, legal requirements and self-regulatory guidelines and binding industry standards (including of any applicable foreign jurisdiction), relating to the Processing of any Personal Information, including, but not limited to, the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (PCI-DSS), EU General Data Protection Regulation (EU GDPR), UK General Data Protection Regulation (UK GDPR), Controlling the Assault of Non-Solicited Pornography And Marketing Act (CAN-SPAM), Telephone Consumer Protection Act (TCPA), Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing rules and regulations (together, HIPAA), any and all applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Personal Information for marketing purposes.

“Privacy Requirements” means all applicable Privacy Laws and all of the Acquired Companies’ policies, notices, and contractual obligations relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information.

“Processing” means the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any data, including Personal Information.

“Proxy Statement” has the meaning specified in Section 9.02(a)(i).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” has the meaning specified in Section 9.02(a)(i).

“Regulation S-X” means 17 CFR Part 210.

“Regulatory Consent Authority” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing, into the environment.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Required Company Stockholder Approval” means the approval of the plan of merger set forth in this Agreement by the stockholders of the Company in accordance with the NRS and the Company’s Organizational Documents, which shall require the affirmative vote of a majority of the issued and outstanding shares of Company Stock, voting together as a single class.

“Sale Transaction” has the meaning specified in Section 3.03(c)(i)(2).

“Sanctions Laws” means (a) the economic sanctions Laws, rules, regulations and executive orders of the United States, including the International Emergency Economic Powers Act (50 U.S.C. §§1701 et seq.), the Trading with the Enemy Act (50 App. U.S.C. §§1 et seq.), and any economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and (b) any other economic sanctions Laws, rules or regulations of a Governmental Authority with applicable jurisdiction over the Company or any of its Subsidiaries.

“Scheduled Intellectual Property” has the meaning specified in Section 5.10(a).

“Schedules” means (a) in the case of the Company, the disclosure schedules of the Acquired Companies delivered by the Company to Buyer on the date of this Agreement, and (b) in the case of the Buyer Parties, the disclosure schedules of the Buyer Parties delivered by Buyer to the Company on the date of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Series A COD” means the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series A Common Share Equivalent” has the meaning specified in Section 3.02(b).

“Series A Preferred Merger Consideration” has the meaning set forth in Section 3.02(b).

“Series B COD” means the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series B Common Share Equivalent” has the meaning specified in Section 3.02(c).

“Series B Preferred Merger Consideration” has the meaning set forth in Section 3.02(c).

“Series C COD” means the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series C Common Share Equivalent” has the meaning specified in Section 3.02(d).

“Series C Preferred Merger Consideration” has the meaning set forth in Section 3.02(d).

“Series D COD” means the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series D Common Share Equivalent” has the meaning specified in Section 3.02(e).

“Series D Preferred Merger Consideration” has the meaning set forth in Section 3.02(e).

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” has the meaning specified in Section 9.02(b).

“Specified Representations” means: (a) in the case of the Company, the representations and warranties contained in: Section 5.01 (Due Organization); Section 5.02 (Subsidiaries); Section 5.03(a) (Due Authorization); and Section 5.19 (Brokers’ Fees); and (b) in the case of Buyer, the representations and warranties contained in: Section 6.01 (Due Organization); Section 6.02 (Due Authorization); and Section 6.08 (Brokers’ Fees).

“Sponsor” means Colbeck Edify Holdings, LLC, a Delaware limited liability company.

“Sponsor Support Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any such corporation or other organization serves, directly or indirectly, as a general partner, as a managing member or in a similar role; provided, however that for purposes of this Agreement, only those subsidiaries owned by the Company as of the date of this Agreement shall be considered to be a “Subsidiary” of the Company.

“Surviving Corporation” has the meaning specified in the Recitals hereto.

“Surviving Provisions” has the meaning specified in Section 11.02.

“Takeover Statute” has the meaning specified in Section 5.24.

“Tax” means any federal, state, provincial, territorial, local, foreign and other taxes, including net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, withholding, escheat, unclaimed property, imputed underpayment, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge of any kind whatsoever in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Incentive” has the meaning specified in Section 5.08(r).

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Taxing Authority” means, with respect to any Tax, any Governmental Authority or other authority competent to impose such Tax or responsible for the administration and/or collection of such Tax or enforcement of any Law in relation to such Tax.

“Technology” means, collectively, all Software, information, formulae, algorithms, procedures, methods, techniques, research and development, technical data, programs, subroutines, tools, materials, processes, apparatus, creations, and other similar materials, and all recordings, graphs, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or related to, or are used in connection with the foregoing.

“Term Sheet” means that certain term sheet set forth as Exhibit A to the Commitment Letter, dated as of the date hereof, provided by CB Agent Services LLC to the Company relating to the Debt Facility.

“Terminating Buyer Breach” has the meaning specified in Section 11.01(d).

“Terminating Company Breach” has the meaning specified in Section 11.01(c).

“Termination Date” has the meaning specified in Section 11.01(c).

“Trade Secrets” has the meaning specified in the definition of Intellectual Property.

“Trading Day” means any day on which shares of Buyer Class A Common Stock are actually traded on the principal securities exchange or securities market on which shares of Buyer Class A Common Stock are then traded.

“Transaction Agreements” shall mean this Agreement, the Lock-Up Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Buyer Charter, the Buyer Bylaws, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

“Transfer Taxes” means any transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement or the Transactions.

“Treasury Regulations” means the regulations promulgated under the Code.

“Triggering Event” has the meaning specified in Section 3.03(c).

“Trust Account” has the meaning specified in Section 6.07(a).

“Trust Agreement” has the meaning specified in Section 6.07(a).

“Trustee” has the meaning specified in Section 6.07(a).

“Unaudited Financial Statements” has the meaning specified in Section 5.05(a).

“Virtual Data Room” has the meaning specified in Section 1.02(h).

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar Laws.

“Written Consent” has the meaning specified in Section 7.05.

Section 1.02. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex, as applicable, of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s and its Subsidiaries’ business, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19).

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. When calculating the time period before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 9:00 a.m. Eastern Time on the day that is one (1) day prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement (the “Virtual Data Room”) or (ii) by delivery to such Party or its legal counsel via electronic mail.

Section 1.03. Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge, following reasonable inquiry of their respective management team members with responsibility for the subject matter at issue, of (a) in the case of the Company, the Persons listed on Schedule 1.03(a), and (b) in the case of the Buyer Parties, the Persons listed on Schedule 1.03(b).

Section 1.04. Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Stock or shares of Buyer Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein that is based upon the number of shares of Company Stock or shares of Buyer Common Stock, as applicable, will be appropriately adjusted to provide to the Holders of Company Stock or the holders of Buyer Common Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, that this Section 1.04 shall not be construed to permit Buyer, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

ARTICLE II

THE MERGER

Section 2.01. The Merger(a) . At the Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the NRS, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the Merger and as a direct, wholly owned subsidiary of Buyer; provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation.

Section 2.02. Effective Time. On the terms and subject to the conditions set forth herein, on the Closing Date, the Company and Merger Sub shall cause the Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit G attached hereto (the “Certificate of Merger”) with the Secretary of State of the State of Nevada in accordance with the applicable provisions of the NRS (the time of such filing, or such later time as may be agreed in writing by the Company and Buyer and specified in the Certificate of Merger, being the “Effective Time”).

Section 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

Section 2.04. Governing Documents. Subject to Section 8.02, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Unique Logistics International, Inc.”

Section 2.05. Directors and Officers of the Surviving Corporation. Immediately after the Effective Time, the board of directors and officers of the Surviving Corporation shall be the board of directors and officers of the Company immediately prior to the Effective Time.

Section 2.06. Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the applicable directors and officers of the Company and Merger Sub (or their respective designees) are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

CLOSING MERGER CONSIDERATION; EARNOUT CONSIDERATION; CONVERSION OF SECURITIES

Section 3.01. Closing Merger Consideration. The total consideration to be paid to the Holders in respect of the Merger shall consist of (a) the Closing Merger Consideration, and (b) the Earnout Consideration. The Closing Merger Consideration shall be paid to the Holders at the Closing and the Earnout Consideration shall be paid as provided in Section 3.03(c), in each instance, in accordance with the Allocation Schedule and the terms and conditions set forth herein.

Section 3.02. Effect of Merger. On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or the holders of any securities of Buyer, the following shall occur:

(a) Each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive the Merger Consideration as set forth in clause (i) of this Section 3.02(a) and the Earnout Consideration as set forth in clauses (ii) and (iii) of this Section 3.02(a), subject in the latter instance to any requirements as to Triggering Events applicable to the Earnout Shares:

(i) a number of shares of Buyer Class A Common Stock equal to the Common Exchange Ratio;

(ii) a number of shares of Buyer Class A Common Stock equal to the quotient of (A) 1,250,000, divided by (B) the Company Total Shares (“Earnout Exchange Ratio One”); and

(iii) a number of shares of Buyer Class A Common Stock equal to the quotient of (A) 1,250,000, divided by (B) the Company Total Shares (“Earnout Exchange Ratio Two”) (clauses (i) – (iii), the “Per Share Merger Consideration”).

(b) Each share of Company Series A Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series A Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series A COD (the “Series A Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series A Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series A Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series A Preferred Merger Consideration”).

(c) Each share of Company Series B Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series B Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series B COD (the “Series B Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) Series B Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) Series B Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series B Preferred Merger Consideration”).

(d) Each share of Company Series C Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series C Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series C COD (the “Series C Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series C Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series C Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series C Preferred Merger Consideration”).

(e) Each share of Company Series D Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series D Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series D COD (the “Series D Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series D Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) Series D Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series D Preferred Merger Consideration”).

(f) From and after the Effective Time, each Holder shall cease to have any other rights in and to the Company or the Surviving Corporation, and each Certificate relating to the ownership of shares of Company Stock (other than Excluded Shares and Dissenting Shares) shall thereafter represent only the right to receive the allocable portion of the Merger Consideration in respect of such shares of Company Stock represented by such Certificate. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfers of Company Stock shall be made thereafter.

(g) Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(h) Each share of Company Stock held in the Company’s treasury immediately prior to the Effective Time (each, an “Excluded Share”) shall be cancelled and no consideration shall be paid or payable with respect thereto.

(i) Notwithstanding anything to the contrary herein, no fraction of a share of Buyer Common Stock will be issued by virtue of the Merger, and each Holder that would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock of the same class and series that otherwise would be received by such Holder) shall not receive from Buyer any shares of Buyer Common Stock or other consideration in lieu of such fractional share.

Section 3.03. Earnout.

(a) Earnout Shares. In addition to the Closing Merger Consideration, commencing 60 days following the Closing Date, the Holders shall be entitled to receive Earnout Shares, subject to the occurrence of the Triggering Events as hereinafter provided. The right to acquire the Earnout Shares shall expire in the event that such Earnout Shares are not earned, in accordance with Section 3.03(c), on or prior to the seventh anniversary of the Closing Date (the “Earnout Termination Date”).

(b) Procedures Applicable to the Earnout Shares.

(i) From and after the Effective Time, Buyer shall set aside and reserve for issuance that number of shares of Buyer Class A Common Stock as are sufficient to fulfill Buyer’s obligations to issue the Earnout Shares, assuming (A) the occurrence of all of the Triggering Events and (B) the issuance of all of the corresponding Earnout Shares.

(ii) As soon as practicable, but in any event within five Business Days, after Buyer becomes aware of the occurrence of a Triggering Event, Buyer shall (A) prepare and deliver, or cause to be prepared and delivered, a written notice to the Holders (each, an “Earnout Notice”), which Earnout Notice shall describe in reasonable detail the applicable Triggering Event, and (B) issue and deliver, or cause to be issued and delivered, the number of Earnout Shares that have been earned as a result of such Triggering Event.

(c) Triggering Events. The Earnout Shares shall be earned and the Buyer Class A Common Stock shall be issued in respect thereof as follows (each such event described in subsections (i) – (ii) below, a “Triggering Event”):

(i) with respect to shares of Buyer Class A Common Stock that constitute Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Buyer Closing Share Price being equal to or exceeding $12.00 per share for any 20 Trading Days within any period of 30 consecutive Trading Days beginning after the Closing Date; and

(2) Buyer’s or the Surviving Corporation’s or any of its Subsidiaries’ consummation of a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets (each, a “Sale Transaction”), in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of Buyer Class A Common Stock in such Sale Transaction equals or exceeds $12.00 per share (on a fully diluted basis, taking into account the dilutive effect of the shares of Buyer Class A Common Stock issuable pursuant to this Section 3.03(c)(i) as if they had been earned in determining whether this Triggering Event has been met);

(ii) with respect to shares of Buyer Class A Common Stock that constitute Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Buyer Closing Share Price being equal to or exceeding $15.00 per share for any 20 Trading Days within any period of 30 consecutive Trading Days beginning after the Closing Date; and

(2) the consummation of a Sale Transaction by Buyer or the Surviving Corporation or any of its Subsidiaries in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of Buyer Class A Common Stock equals or exceeds $15.00 per share (on a fully diluted basis, taking into account the dilutive effect of the shares of Buyer Class A Common Stock issuable pursuant to this Section 3.03(c)(ii) as if they had been earned in determining whether this Triggering Event has been met).

(d) Achievement of Multiple Triggering Events. For the avoidance of doubt, each Triggering Event set forth in Section 3.03(c) will only be deemed to occur once, if at all, and in no event shall the Holders or any other Person, in the aggregate, be entitled to receive more than 2,500,000 Earnout Shares, other than as a result of an adjustment pursuant to Section 3.03(e).

(e) Adjustments. If Buyer at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of the Buyer Organizational Documents, scheme, arrangement or otherwise or extraordinary dividend resulting from an asset sale or leveraged recapitalization) the Buyer Common Stock, each of the applicable per share prices set forth in Section 3.03(c) shall be equitably adjusted by Buyer in good faith to take into account such stock split, stock dividend, recapitalization, reorganization, merger, amendment of the Buyer Organizational Documents, scheme, arrangement or extraordinary dividend or other applicable transaction.

(f) Termination of Rights to Receive Earnout Shares. Notwithstanding anything to the contrary contained in this Section 3.03, in the event of any Sale Transaction that does not constitute a Triggering Event, the right of any Holders to receive Earnout Shares for which a Triggering Event has not occurred as of the consummation of such Sale Transaction shall be automatically terminated upon such consummation, without any further action by any Person, and the Holders shall not have any rights with respect to such Earnout Shares.

Section 3.04. Allocation Schedule. At least three Business Days prior to the Closing Date, the Company shall deliver the Allocation Schedule to Buyer and the Exchange Agent. The Allocation Schedule and the calculations and determinations contained therein shall be prepared in accordance with the Organizational Documents of the Company, the NRS and the applicable definitions contained in this Agreement. The Buyer Parties shall be entitled to rely (without any duty of inquiry) upon the Allocation Schedule. The Company hereby waives, and the Letter of Transmittal that shall be required to be delivered by the Holders (other than holders of publicly traded shares of Company Common Stock) as a condition to receipt of any consideration hereunder shall include a waiver of, any and all claims (a) that the Allocation Schedule did not accurately reflect the terms of the Company Organizational Documents, and (b) in connection with the issuance of any securities of the Company (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such holder in connection with such issuance); provided, that in no event shall the amounts set forth on the Allocation Schedule result in, or require Buyer or any other Person to issue or pay hereunder, an amount greater than the aggregate of the Closing Merger Consideration and the Earnout Consideration.

Section 3.05. Exchange of Certificates and Disbursement of Consideration.

(a) Exchange Agent and Exchange Fund. Prior to the Effective Time, Buyer shall appoint Continental Stock Transfer & Trust Company or Buyer’s then transfer agent (the “Exchange Agent”) for the purposes of exchanging shares of Company Stock for the portions of the Closing Merger Consideration and the Earnout Consideration payable to each Holder pursuant to Section 3.01. At the Effective Time, Buyer shall deposit with the Exchange Agent to be held in trust the aggregate amount of equity equal to the Closing Merger Consideration required to fund the disbursements set forth in Section 3.02. Such equity deposited with the Exchange Agent is referred to in this Agreement as the “Exchange Fund.” At the Effective Time, Buyer shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Merger Consideration out of the Exchange Fund and shall reserve the Earnout Consideration in the manner it is contemplated to be issued pursuant to this ARTICLE III.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within five Business Days thereafter), the Exchange Agent shall mail to each holder of record of Company Stock represented by a stock certificate, if any, representing such shares of Company Stock (“Certificates”) (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.05(f)) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Buyer and the Company may reasonably agree, and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.05(f)) to the Exchange Agent. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 3.05(f)) to the Exchange Agent in accordance with the terms of such letter of transmittal, the Holder of such Certificate shall be entitled to receive in exchange therefor the aggregate Merger Consideration that such Holder has the right to receive pursuant to Section 3.02, less any required Tax withholdings as provided in Section 3.06. The Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, the Merger Consideration to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) Distributions with Respect to Unexchanged Shares. All Closing Merger Consideration to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and the Earnout Shares shall be deemed issued and outstanding as of the date of the applicable Triggering Event; whenever a dividend or other distribution is declared by Buyer in respect of the Buyer Class A Common Stock, the record date for which is after the Effective Time or the date of the applicable Triggering Event, if any, that declaration shall include dividends or other distributions in respect of all shares of Buyer Class A Common Stock issuable hereunder as of such record date. No dividends or other distributions in respect of the Buyer Class A Common Stock issued pursuant to the Merger shall be paid to any holder of any unsurrendered Certificate until such Certificate (or affidavit of loss in lieu thereof as provided in Section 3.05(f)) is surrendered for exchange in accordance with this ARTICLE III. Subject to the effect of applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof as provided in Section 3.05(f)), there shall be issued and/or paid to the holder of the whole shares of Buyer Class A Common Stock issued in exchange therefor, without interest thereon, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Buyer Class A Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Buyer Class A Common Stock with a record date after the Effective Time, but with a payment date subsequent to surrender.

(d) Transfers. From and after the Effective Time, there shall be no transfers on the transfer books of the Company of any shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Buyer or the Exchange Agent for transfer, it shall be cancelled and exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 3.06) the allocable portion of the Closing Merger Consideration and the Earnout Consideration in respect of such shares of Company Stock represented by such Certificate provided for, and in accordance with the procedures set forth in, ARTICLE III.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered, at Buyer’s option, to Buyer. Any Holder of shares of Company Stock (other than Excluded Shares) who has not theretofore complied with this ARTICLE III shall thereafter look only to Buyer for delivery of any shares of Buyer Common Stock and any dividends and other distributions in respect of the Buyer Common Stock to be issued or paid pursuant to the provisions of this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.06) upon due surrender of the Holder’s Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.05(f)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Buyer, the Exchange Agent or any other Person shall be liable to any former Holder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Buyer or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Buyer or the Exchange Agent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Buyer Common Stock and any dividends and other distributions in respect of the Buyer Common Stock that would have been issuable or payable pursuant to the provisions of this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.06) had such lost, stolen or destroyed Certificate been surrendered.

Section 3.06. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Buyer, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent, their respective Affiliates, and any other withholding agent shall be entitled to deduct and withhold from amounts otherwise issuable or payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of any such issuance or payment under applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Section 3.07. Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the NRS, shares of Company Stock that are outstanding immediately prior to the Effective Time and that are held by Holders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Company Stock in accordance with the terms of NRS 92A.300 through 92A.500 and otherwise complied with all of the provisions of the NRS relevant to the exercise and perfection of dissenters’ rights (such shares, the “Dissenting Shares”) shall not be converted into, and such stockholders shall have no right to receive, the applicable portion of the consideration set forth in ARTICLE III unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the NRS. Any Dissenting Shares, the Holder of which fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of his, her or its Dissenting Shares pursuant to the terms of NRS 92A.300 through 92A.500, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive their allocable portion of the Closing Merger Consideration and the Earnout Consideration provided for, and in accordance with the procedures set forth in, ARTICLE III, without any interest thereon, upon surrender, if applicable, in the manner provided in Section 3.05, of the Certificate, Certificates or uncertificated shares of Company Stock that formerly evidenced such shares of Company Stock.

(b) Prior to the Closing, the Company shall give Buyer (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NRS. The Company shall not, except with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV

CLOSING TRANSACTIONS

Section 4.01. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. Eastern Time on the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in ARTICLE X (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided, that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing) or (b) at such other place, time or date as Buyer and the Company may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement dated as of the date of this Agreement (each of which qualifies representations, warranties or covenants set forth in the correspondingly numbered Section of this Agreement and any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of the disclosure), or in in the Company SEC Reports filed since December 31, 2021 and prior to the date hereof (other than (a) any information that is contained solely in the “Risk Factors” section of such Company SEC Reports and (b) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Reports), the Company hereby represents and warrants to each Buyer Party as follows:

Section 5.01. Due Organization. The Company has been duly incorporated, and is validly existing and in good standing, under the Laws of the State of Nevada and has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted. The copies of the Organizational Documents of the Company certified by the Secretary of the State of Nevada, as in effect on the date hereof, previously made available by the Company to Buyer are (a) true, correct and complete, (b) in full force and effect and (c) have not been amended in any respect. The Company is qualified to do business and is in good standing as a foreign entity in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Effect. The Company is not in violation of any of the provisions of its Organizational Documents.

Section 5.02. Subsidiaries; Other Equity Interests.

(a) Except as set forth on Schedule 5.02(a), the Company does not own or hold the right to acquire any shares, stock, partnership interest or joint venture interest or other equity interest in any other corporation, organization or entity. Except as set forth on Schedule 5.02(a), the Company owns, directly or indirectly, of record and beneficially, all shares, capital stock and other equity interests in each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens and Liens arising under applicable Securities Laws), and all such shares, capital stock and other equity interests are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such shares, capital stock and other equity interests). Each of the Subsidiaries of the Company is duly incorporated, formed or organized, validly existing and in good standing (or its equivalent, if applicable) under the applicable Laws of its jurisdiction of incorporation, formation or organization, and each of the Subsidiaries of the Company has all requisite corporate (or comparable) power and authority to own and operate its properties and to carry on its businesses as now conducted. Each of the Subsidiaries of the Company is qualified to do business and is in good standing (or its equivalent, if applicable) as a foreign entity in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Effect. The respective jurisdiction of incorporation or organization of each Subsidiary of the Company is set forth on Schedule 5.02(a).

(b) A list of each entity other than the Subsidiaries of the Company in which any of the Acquired Companies holds any equity interests, including the percentage of the equity interests of such entities held by the Acquired Companies, and the respective jurisdiction of incorporation or organization of each such entity, is set forth on Schedule 5.02(b), and, except as set forth on Schedule 5.02(b), all such equity interests are owned by the applicable Acquired Companies free and clear of all Liens other than Liens arising under applicable Securities Laws.

Section 5.03. Due Authorization; No Conflicts.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement that is to be executed by the Company and, upon receipt of the Required Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions and the transactions contemplated by such other Transaction Agreements. The execution, delivery and performance of this Agreement and each of the other Transaction Agreements to be executed by the Company and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the other Transaction Agreements to be executed by the Company will be, at or prior to the Closing, duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement and each of the other Transaction Agreements to be executed by the Company is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the other Transaction Agreements to be executed by the Company when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity (the “Enforceability Exceptions”).

(b) Except for compliance with the requirements under the HSR Act, Securities Laws, the rules and regulations of Nasdaq and any other regulations applicable to the consummation of the Transactions and as set forth on either Schedule 5.03(b) or Schedule 5.14, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which any Acquired Company is a party by such Acquired Company and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements do not and will not (i) conflict with or violate any provision of, or result in the breach of, the Organizational Documents of any Acquired Company, (ii) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to the Acquired Companies or any of their respective properties or assets, (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract required to be set forth on Schedule 5.09(a) (other than with respect to any Multiemployer Plan or any Company Plan), or (iv) result in the creation of any Lien upon any of the properties or assets of any Acquired Company, except (in the case of clauses (ii), (iii) or (iv) above) for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole.

Section 5.04. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 800,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Company Convertible Preferred Stock, of which (A) 130,000 shares are designated as Series A Convertible Preferred Stock, (B) 870,000 shares are designated as Series B Convertible Preferred Stock, (C) 200 shares are designated as Series C Convertible Preferred Stock and (D) 200 shares are designated as Series D Convertible Preferred Stock.

(b) As of the date hereof, (i) 799,141,770 shares of Company Common Stock are issued and outstanding, (ii) 120,065 shares of Company Series A Convertible Preferred Stock are issued and outstanding, (iii) 820,800 shares of Company Series B Convertible Preferred Stock are issued and outstanding, (iv) 195 shares of Company Series C Convertible Preferred Stock are issued and outstanding, (v) 180 shares of Company Series D Convertible Preferred Stock are issued and outstanding and (vi) 40,000,000 shares of Company Common Stock are authorized for issuance under the Company Stock Plan.

(c) As of the date hereof, there are no outstanding Company Equity Awards. The Company has made available to Buyer in the Virtual Data Room an accurate and complete copy of the Company Stock Plan.

(d) All of the outstanding shares of capital stock or other equity interests of the Company (i) have been duly authorized and are validly issued, fully paid and non-assessable, (ii) were issued in compliance with applicable Law, and (iii) were not issued in breach or violation of any Contract or right of first refusal, rights of first offer or similar rights. Except as set forth on Schedule 5.04(d), there are no outstanding options, warrants, redemption rights, rights to subscribe to, purchase rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or securities containing any equity features of the Company, or Contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares or other equity interests or options, warrants, scrip, rights to subscribe to, purchase rights, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or other equity interests.

(e) All of the outstanding shares of capital stock or other equity interests of each of the Acquired Companies have been duly authorized and are validly issued and are fully paid and nonassessable. Except as set forth on Schedule 5.04(e), there are no securities or rights of any of the Acquired Companies, or Contracts, commitments, understandings or arrangements by which any of the Acquired Companies is bound, obligating any of the Acquired Companies to redeem or otherwise acquire any shares, shares of capital stock or other equity interests of the Acquired Companies. Except as set forth on Schedule 5.04(e), none of the Acquired Companies have outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or that are convertible into or exchangeable or exercisable for shares or securities having the right to vote) with the equity holders of any of the Acquired Companies on any matter. Except as set forth on Schedule 5.04(e), there are no voting trusts or other agreements or understandings to which any of the Acquired Companies is a party with respect to the voting of the shares, shares of capital stock or other equity interests of the Acquired Companies.

Section 5.05. Company SEC Reports; Financial Statements.

(a) Except as set forth in Schedule 5.05(a), the Company has filed or otherwise transmitted in a timely manner all forms, reports, statements, certifications and other documents (including all exhibits, schedules amendments and supplements thereto) required to be filed by it with the SEC since June 1, 2020 (all such forms, reports, statements, certificates and other documents filed or incorporated by reference therein since June 1, 2020, collectively, the “Company SEC Reports”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company has made available to Buyer true, correct and complete copies of (i) the audited consolidated balance sheets of the Company as of May 31, 2022 and May 31, 2021, and the audited consolidated statements of operations, stockholders’ equity, and cash flows of the Company for the fiscal years ended May 31, 2022 and May 31, 2021, together with the auditor’s report thereon (the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheets of the Company as of August 31, 2022 (the “Interim Balance Sheet”), and the unaudited consolidated statements of operations, stockholders’ equity, and cash flows of the Company for the three-month period then ended (collectively, the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (except as may be indicated in the notes thereto) comply as to form in all material respects, and were prepared in accordance, with GAAP applied on a consistent basis throughout the periods involved, fairly present in all material respects the financial position of the Company as of the date thereof and the results of its operations and changes in stockholders’ equity and cash flows for the period indicated therein (as applicable) and were derived from and accurately reflect in all material respects, the books and records of the Company, and comply in all material respects with the applicable accounting requirements and with the applicable rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X). All financial projections with respect to the Company that have been delivered by or on behalf of the Company to Buyer or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(c) Since June 1, 2020, the Company has maintained disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act. Since June 1, 2020, the Company has maintained internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to the Company’s independent auditors and the audit committee of the board of directors of the Company, (i) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Except as set forth on Schedule 5.05(d), as of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Reports and, to the knowledge of the Company, none of the Company SEC Reports is subject to ongoing SEC staff review or investigation as of the date hereof.

(e) No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.

(f) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 5.06. No Material Adverse Effect; Absence of Certain Developments.

(a) Since May 31, 2022 through the date of this Agreement, there has not been any Material Adverse Effect.

(b) Except as set forth on Schedule 5.06(b), except in connection with the Transactions, since the date of the Interim Balance Sheet through the date of this Agreement, none of the Acquired Companies has engaged in any material transaction or taken any action that was not in the ordinary course of business. Without limiting the generality of the foregoing, and except as set forth on Schedule 5.06(b) and except in connection with the Transactions, since the date of the Interim Balance Sheet through the date of this Agreement, none of the Acquired Companies has taken any action that would have been prohibited by, or required the consent of Buyer under, Section 7.01 if it had been taken after the date hereof and prior to the Closing Date.

Section 5.07. Title to Properties.

(a) Each of the Acquired Companies owns good and valid title to, or holds a valid leasehold interest in, all of the material tangible personal property used by it in the conduct of its business, free and clear of all Liens, except for Permitted Liens. Each such item of material tangible personal property is in all material respects in operable condition and repair, subject to normal wear and tear, ongoing repairs or refurbishments in the ordinary course and obsolescence in the ordinary course.

(b) None of the Acquired Companies owns any real property.

(c) Schedule 5.07(c) contains a list of all real property leased or subleased by each of the Acquired Companies as of the date hereof (the “Leased Real Property”). The Acquired Companies have delivered to Buyer a true, correct and complete copy of the underlying lease with respect to each parcel of Leased Real Property (each, a “Lease”). Except as set forth on Schedule 5.07(c), with respect to each of the Leases: (i) to the Company’s knowledge, either the Company or one of its Subsidiaries has a valid and enforceable leasehold interest in each parcel or tract of real property leased by any Acquired Company; (ii) none of the Acquired Companies have received written notice of any existing or potential material defaults thereunder by such Acquired Company (as applicable) nor, to the Company’s knowledge, are there any existing material defaults by the lessor thereof; and (iii) to the Company’s knowledge, no event has occurred that (with notice, lapse of time or both) would constitute a material breach or default thereunder by any of the Acquired Companies (as applicable) or, to the Company’s knowledge, any other party thereto. The present use and operation of the Leased Real Property is authorized by, and is in compliance with, in all material respects, all applicable zoning, land use, building and fire Laws and other legal requirements. Except for Permitted Liens, there are no subleases, licenses, occupancy agreements or other contractual obligations pursuant to which an Acquired Company has granted the right of use or occupancy of any of the Leased Real Property to any Person other than the Acquired Companies, and there is no Person in possession of any of the Leased Real Property other than the Acquired Companies. No Acquired Company is party to any contract or subject to any claim that may require the payment of any real estate brokerage commissions, and no commission is owed with respect to any of the Leased Real Property.

(d) There are no outstanding options or other contractual rights to which an Acquired Company is a party to purchase, sell or lease, or rights of first refusal to purchase, sell or lease the Leased Real Property or any portion thereof or interests therein or contracts relating to the right to receive any portion of the income or profits from the sale thereof. None of the Acquired Companies has any contractual obligation, nor has entered into any contract, to purchase or sell any real property.

(e) The Acquired Companies have not received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters, that would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.

(f) All of the buildings, fixtures, structures and other improvements constituting the Leased Real Property are in good order, working condition and repair, suitable for the conduct of the business of the Acquired Companies, and there are no impediments on the ability to use the Leased Real Property for its intended purpose in the ordinary course of business.

(g) The existing uses of the Leased Real Property comply in all material respects with all applicable Laws. The Acquired Companies have not made any application for a re-zoning of any Leased Real Property, and to the knowledge of the Company there is no proposed or pending change to any zoning Laws affecting any Leased Real Property.

(h) The Leased Real Property is serviced by all private and public utility services that are necessary for the operations of the business on the Leased Real Property and, to the Company’s knowledge, there are no facts, circumstances or conditions that are reasonably likely to result in the termination of such connections.

Section 5.08. Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by any of the Acquired Companies have been timely filed (taking into account any applicable extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material Taxes required to be paid by any of the Acquired Companies, whether or not shown on any Tax Return, have been paid, and the Company has established an adequate accrual or reserve for the payment of all Taxes not yet due or owing.

(c) Each Acquired Company has duly and timely (i) withheld and deducted all material amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authority and (iii) complied in all material respects with all applicable Laws with respect to Tax withholding, including all reporting and record keeping requirements.

(d) No audit, administrative proceeding, investigation, claim, dispute, deficiency or judicial proceeding with respect to Taxes of the Acquired Companies is pending, being conducted, claimed, or threatened. Any past audits have been completed and fully resolved to the satisfaction of the applicable Taxing Authority conducting such audit and all Taxes determined by such audit to be due from any of the Acquired Companies have been paid in full to the applicable Taxing Authorities.

(e) No claim has been made by any Taxing Authority in writing in a jurisdiction where any Acquired Company does not file a Tax Return or does not pay Taxes that such entity is or may be required to file Tax Returns or be subject to Taxes by that jurisdiction. There are no outstanding agreements or arrangements extending or waiving, or having the effect of extending or waiving, the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, a material amount of Taxes of any Acquired Company.

(f) No Acquired Company has ever constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(g) No Acquired Company has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any analogous or similar provision of U.S. state or local or non-U.S. Law.

(h) There are no Liens with respect to Taxes on any of the assets or properties of any Acquired Company, other than Permitted Liens.

(i) No Acquired Company has any material liability for the Taxes of any Person (other than another Acquired Company) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, or (iii) by Contract (except, in the case of clauses (ii) and (iii), for liabilities pursuant to Contracts entered into in the ordinary course of business not primarily relating to Taxes).

(j) No Acquired Company has made a request for an advance tax ruling, request for technical advice, or a request for a change of any method of accounting or any similar request that is in progress or pending with any Taxing Authority with respect to any amount of Taxes.

(k) No Acquired Company will be required to include any material amount in taxable income, or exclude any material item of deduction or loss from taxable income, for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) intercompany transaction or excess loss account as described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Law) or installment sale or open transaction disposition made prior to the Closing, (ii) prepaid amount received or deferred revenue recognized prior to the Closing (other than amounts received or recognized in the ordinary course of business), (iii) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, or (iv) “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing, or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or foreign Law).

(l) Each Acquired Company is in compliance in all material respects with all applicable transfer pricing laws and regulations.

(m) Each Acquired Company has collected all material sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authorities, or has been furnished properly completed exemption certificates.

(n) No Acquired Company has ever been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return (other than any such group the common parent of which is the Company or a Subsidiary of the Company). No Acquired Company is a party to, or bound by, any Tax allocation, Tax sharing or Tax indemnification agreement (except, in each case, for any such agreements that are entered into in the ordinary course of business and are not primarily relating to Taxes).

(o) No Acquired Company has taken any action (or permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying for the Intended Income Tax Treatment.

(p) The Company is not and has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.

(q) The Acquired Companies have not (i) made any election to defer any payroll Taxes or any other “applicable employment taxes” under the CARES Act (or any corresponding or similar provision of state, local, or foreign Law), (ii) taken, claimed, or applied for an employee retention credit under the CARES Act, or (iii) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program.

(r) The Acquired Companies are in material compliance with all terms and conditions of any Tax incentives (including those based on COVID-19 relief), Tax exemption, Tax holiday or other Tax reduction arrangement, agreement or order (each, a “Tax Incentive”) and the consummation of the Transactions will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

For purposes of this Section 5.08, any reference to the Company or any of its Subsidiaries shall be deemed to include any Person that merged with or was liquidated or converted into the Company or any Subsidiary, as applicable. This Section 5.08, and, to the extent expressly related to Taxes, Section 5.05, Section 5.06, Section 5.09, Section 5.13 and Section 5.15, are the sole and exclusive representations and warranties of the Acquired Companies in respect of Taxes.

Section 5.09. Material Contracts.

(a) Schedule 5.09(a) lists, as of the date of this Agreement, the following types of Contracts and agreements to which any Acquired Company is a party (such Contracts and agreements as are set forth, or required to be set forth, on Schedule 5.09(a), the “Material Contracts”):

(i) pension, profit sharing or retirement plans, other than any Multiemployer Plan or any Company Plan, whether or not set forth in Section 5.15 or the Schedules relating thereto;

(ii) Contracts and agreements pursuant to which an Acquired Company has obligated one or more of the Acquired Companies to make capital expenditures that would reasonably be expected to exceed $100,000;

(iii) Contracts and agreements with consideration paid or payable to or by any Acquired Company of more than $250,000, in the aggregate, over any 12-month period;

(iv) Contracts for the services of any officer, director, individual employee (except, as it relates to any former employee, only to the extent of ongoing liability), independent contractor or individual service provider that cannot be terminated on 60 or fewer days’ notice without any liability or financial obligation incurred by any Acquired Company;

(v) agreements, indentures or other evidence of Indebtedness relating to the borrowing of money by the Acquired Companies or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the assets of the Acquired Companies;

(vi) guaranties of any obligation for Borrowed Money Debt or other material guaranties;

(vii) any individual lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the aggregate rental payments exceed (or are expected to exceed) $100,000 in any 12-month period;

(viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the aggregate rental payments exceed (or are expected to exceed) $100,000 in a 12-month period;

(ix) other than purchase orders entered into in the ordinary course of business, any Contracts with any customers or suppliers of the Acquired Companies, in each case involving consideration in excess of $750,000;

(x) Contracts containing any grant, license, sublicense, right, consent, waiver, permission or covenant not to assert any claims relating to or under any Intellectual Property (A) by any of the Acquired Companies to a third party or (B) by a third party to any of the Acquired Companies (excluding licenses of commercially available, non-customized, off-the-shelf Software available on standard terms for a potential annual or aggregate license fee (whichever is higher) of no more than $50,000);

(xi) Contracts providing for the invention, creation, conception or other development of any Intellectual Property (A) by any of the Acquired Companies for any third party, (B) by any third party for any of the Acquired Companies (other than any Personnel IP Contracts) or (C) jointly by any of the Acquired Companies and any third party;

(xii) all Contracts providing for the assignment or transfer of any ownership interest in any Intellectual Property by (A) any of the Acquired Companies to any third party or (B) any third party to any of the Acquired Companies (other than any Personnel IP Contracts);

(xiii) Contracts prohibiting or restricting in any respect the ability of any Acquired Company to engage in any business, to operate in any geographical area or to compete with any Person;

(xiv) Contracts relating to the acquisition or disposition (whether in one transaction or a series of transactions and whether by merger, sale, lease, purchase or otherwise) of any equity interests, operating business, or material assets of any Person or material assets or material line of business;

(xv) each joint venture Contract, partnership agreement, limited liability company agreement, strategic alliance agreement or other similar Contract with a third party;

(xvi) Contracts providing for the grant of an option or a first-refusal, first-offer or similar preferential right to purchase, lease or acquire any material asset of the Acquired Companies;

(xvii) Contracts granting exclusivity, “most-favored nation”, “take or pay” or similar rights, or that require or purport to require any Acquired Company to acquire all or a specified portion of its requirements of a particular material good or service from any Person;

(xviii) Contracts with any supplier (A) that is a sole source supplier to the Acquired Companies or (B) from which the Acquired Companies source substantially all of their supply of any material product or service, except in each case where the Acquired Companies would likely be able to replace such source of supply with a substitute supply at substantially the same volume and quality, on substantially comparable terms and without material delay;

(xix) Contracts under which any of the compensation or benefits thereunder, to any Person that is a party thereto, shall be increased, or the vesting of benefits of which shall be accelerated, by the consummation of the Transactions or the value of any of the benefits of which shall be calculated on the basis of any of the Transactions, excluding any Multiemployer Plan or any Company Plan;

(xx) Contracts that currently are, or at any point in the three-year period ending on the date of this Agreement were, in effect (A) to which any present or former director, officer, employee, stockholder or holder of derivative securities of the Acquired Companies, or any member of any such Person’s immediate family, or any entity owned or controlled by any such Person, is a party, excluding any Multiemployer Plan or any Company Plan or other benefit or compensation plan or other plans, programs, policies, commitments or arrangements or (B) pursuant to which any Acquired Company receives any “preferred pricing” or similar benefit that is utilized by such Acquired Company in the ordinary course;

(xxi) any Contracts (A) of the Company involving the payment of royalties or other amounts calculated based upon the revenues or income of any Acquired Company or income or revenues related to any product of any Acquired Company that deviate from the Company’s standard form agreements made available to Buyer, or (B) with the Company’s top 10 licensing partners as measured by revenue during the 12 months prior to the date of this Agreement;

(xxii) Contracts in respect of any settlements or coexistence agreements with respect to any pending or threatened action (A) entered into within 12 months prior to the date of this Agreement, or (B) with respect to which any unsatisfied amounts or ongoing obligations remain outstanding;

(xxiii) any Company Related Party Contracts;

(xxiv) Contracts with any Governmental Authority or any Contract with a third party that is a party to a Contract with a Governmental Authority with respect to the subject matter of such underlying Contract;

(xxv) any documents not otherwise covered by (i)-(xxiv) of this Section 5.09(a) that may be required to be filed by the Company as an exhibit for a registration statement on Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; and

(xxvi) any written offer or proposal that, if accepted, would constitute any of the foregoing.

(b) Each Material Contract is in full force and effect, and is the legal, valid and binding obligation of either the Company or a Subsidiary of the Company that is party thereto, and, to the Company’s knowledge, of the other parties thereto enforceable against each of them in accordance with its terms (in each case, subject to the Enforceability Exceptions). Except as set forth on Schedule 5.09(b), no Acquired Company is in material default under any Material Contract, and, to the Company’s knowledge, the other party to each of the Material Contracts is not in material default thereunder. Except as set forth on Schedule 5.09(b), no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default on the part of the Company, or any Subsidiary of the Company or, to the Company’s knowledge, any other party under any Material Contract. To the knowledge of the Company, (i) no party to any Material Contract has exercised any termination rights with respect thereto, and (ii) no party has given written notice of any material dispute with respect to any Material Contract. The Company has made available to Buyer true, correct and complete copies of each Material Contract, together with all amendments, modifications or supplements thereto.

Section 5.10. Intellectual Property and IT Matters.

(a) Schedule 5.10(a) sets forth a true, correct and complete list of all registered or applied for or issued items of Intellectual Property, in each case, included in the Owned Intellectual Property (collectively, the “Scheduled Intellectual Property”), including, for each item listed, the record owner, jurisdiction, registration, issuance or application number and registration, issuance or application date, status and registrar, as applicable of each such item. All necessary registration, maintenance, renewal and other relevant filing fees due and owing in connection with the Scheduled Intellectual Property have been timely paid to, and all necessary documents, recordations and certifications have been timely filed with the relevant Parent, Trademark, Copyright, Domain Name, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Scheduled Intellectual Property in full force and effect. All Scheduled Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable. No issuance or registration obtained or acquired by an Acquired Company, and no application filed or acquired by an Acquired Company, for any Scheduled Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except where the applicable Acquired Company has, in its reasonable business judgement, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application.

(b) Neither the conduct and operation of the businesses of the Acquired Companies nor the products and services of the Acquired Companies, has infringed, misappropriated, diluted or otherwise violated, or does infringe, misappropriate, dilute or otherwise violate, any Intellectual Property of any Person in any material respect. No member of the Acquired Companies is the subject of any pending or, to the Company’s knowledge, threatened, Action, and in the last three years no member of the Acquired Companies has been the subject of any pending, threatened in writing or, to the Company’s knowledge, otherwise threatened Action, in each case (i) involving a claim of infringement, misappropriation, dilution, use or disclosure in an unauthorized manner or other violation of any Intellectual Property of any Person, or (ii) challenging or contesting the use, ownership, validity or enforceability of any Intellectual Property (other than office actions and other communications received from any Governmental Authority in the normal course of prosecuting applications for issuance or registration of any Intellectual Property or any renewals, extensions or recordations thereof). No Acquired Company has received any written notice of any such threatened claim or challenge or any other notice alleging any of the foregoing and, to the Company’s knowledge, there are no facts or circumstances that would form the basis for any such claim or challenge.

(c) To the Company’s knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting or otherwise violating, any Owned Intellectual Property or Intellectual Property exclusively licensed to an Acquired Company in any material respect, and no such claims have been made against any Person by an Acquired Company.

(d) An Acquired Company (i) is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property and (ii) has valid, enforceable and continuing rights to use, sell, license, and otherwise exploit, as the case may be, pursuant to a valid and enforceable written Contract, all other Intellectual Property as the same is used, sold, licensed or otherwise exploited by the Acquired Companies or as the same is otherwise necessary for the conduct of the business of each Acquired Company (such Intellectual Property in the foregoing clause (ii), the “Licensed Intellectual Property”), in each case of (i) and (ii), free and clear of all Liens other than Permitted Liens. The Owned Intellectual Property, along with the Licensed Intellectual Property (when used within the scope of the applicable Contract), constitutes all the Intellectual Property used or practiced in, held for use or practice in or necessary and sufficient for the conduct and operation of the businesses of the Acquired Companies as currently conducted and proposed to be conducted.

(e) The Acquired Companies have taken adequate measures to preserve, protect and maintain (i) all material Owned Intellectual Property, including all Trade Secrets included in the Owned Intellectual Property and (ii) Trade Secrets owned by any Person to whom any Acquired Company has a confidentiality obligation. No Trade Secrets included in the Owned Intellectual Property have been authorized to be disclosed or, to the Company’s knowledge, have been actually disclosed by any Acquired Company to any Person other than pursuant to a valid and enforceable written non-disclosure agreement restricting the disclosure and use thereof.

(f) The Acquired Companies have entered into valid and enforceable written agreements with each Person (including all past and current founders, officers, directors, employees, independent contractors and consultants) involved in the discovery, conception, development, creation or reduction to practice of any material Owned Intellectual Property for or on behalf of any Acquired Company pursuant to which such Person: (i) effectively and validly assigns to an Acquired Company all of such Person’s right, title and interest in and to all such Owned Intellectual Property created or developed for a member of the Acquired Companies in the course of such Person’s employment or engagement thereby; and (ii) agreed to hold all Trade Secrets of the Company in confidence both during and after his, her or its employment or engagement, as applicable (the “Personnel IP Contracts”). All Personnel IP Contracts are in full force and effect, and, to the Company’s knowledge, have not suffered a material default or breach.

(g) Schedule 5.10(g) sets forth a complete and accurate list of (i) all Company Software and (ii) all other Software used in the business of the Company as currently conducted, excluding Open Source Software and off-the-shelf Software commercially available on standard, non-discriminatory terms for an annual or aggregate fee of no more than $50,000. Except as set forth in part (iii) of Schedule 5.10(g), all Company Software was created solely by employees of an Acquired Company within the scope of their employment. Part (iv) of Schedule 5.10(g) identifies all countries in which the development of the Company Software was conducted.

(h) Schedule 5.10(h) sets forth a complete and accurate list of all Open Source Software used or incorporated into any Company Software (or the development thereof). The Acquired Companies have been and are in material compliance with the terms and conditions of all relevant licenses for Open Source Software that is or has been included, incorporated or embedded in, linked to, combined or distributed with, or used in the delivery or provision of any Software included in the Owned Intellectual Property. No Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the development, maintenance, operation, delivery or provision of any Company Software in a manner that requires, as a condition to the use, modification or distribution of such Open Source Software, that any Owned Intellectual Property be licensed, distributed or otherwise made available: (i) in source code form; (ii) under terms that permit redistribution, reverse engineering or creation of derivative works or other modification of any of the foregoing Intellectual Property; or (iii) without a license fee, except as is not and could not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.

(i) No Owned Intellectual Property or Company Software is subject to any source code escrow arrangement or obligation to deposit any source code or related materials. No source code or related materials included in the Owned Intellectual Property has been licensed or otherwise provided, made available or disclosed to any Person other than disclosure of source code to employees, contractors or consultants of the Company who have executed a Personnel IP Contract.

(j) Schedule 5.10(j) sets forth a complete and accurate list of all material unremediated bugs or errors in Company Software. All Company Software is in good working order and condition and is sufficient in all material respects for the purposes for which it is used in the respective businesses of the Acquired Companies. None of the Acquired Companies has experienced any material defect in design, workmanship or material in connection with the operation or use of any Company Software that has not been completely corrected or remediated. To the Company’s knowledge, none of the Company Software (i) contains any contaminants or (ii) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry). The Acquired Companies have implemented industry standard procedures to mitigate against the likelihood that any Company Software contains any contaminant or other Software routines or hardware components designed to permit unauthorized access to or disable, erase or otherwise harm Software, hardware or data.

(k) The Acquired Companies own, or have valid rights to access and use pursuant to a written Contract, all IT Systems. The IT Systems are adequate for, and operate and perform in all material respects as needed by the Acquired Companies to conduct their businesses as currently conducted and proposed to be conducted. To the Company’s knowledge, the IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that (i) materially disrupt or adversely affect the functionality of any IT Systems, except as disclosed in their documentation, or (ii) enable or assist any Person to access without authorization any IT Systems. The Acquired Companies have taken adequate measures to protect and maintain the performance and security of the IT Systems (and all Software, information and data stored or contained therein or transmitted thereby) and to the Company’s knowledge, the IT Systems have not suffered any material malfunction, unauthorized use, access, intrusion, failure or security breach.

(l) The execution and delivery of this Agreement and the consummation of the Transactions will not result in the loss, termination or impairment of any right of any Acquired Company to own, use, practice, license or otherwise exploit any Owned Intellectual Property or Licensed Intellectual Property as the same is owned, used, practiced, licensed or otherwise exploited by such member of the Acquired Companies immediately prior to the Closing.

Section 5.11. Data Privacy.

(a) Each of the Acquired Companies and any Person acting for or on any Acquired Company’s behalf is, and has at all times been, in compliance with all Privacy Requirements in all material respects. Each of the Acquired Companies has implemented and maintained adequate policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information. None of the Acquired Companies’ privacy policies or notices have contained any material omissions or been misleading or deceptive. None of the Acquired Companies have received any written notice of any claims (including notice from third parties acting on any Acquired Company’s behalf) of any claims, charges, or investigations or regulatory inquiries related to, or been charged with, the violation of any Privacy Requirements. To the Company’s knowledge, there are no facts or circumstances that could reasonably form the basis of any such notice or claim, charge, investigation, or regulatory inquiry.

(b) Each of the Acquired Companies has (i) implemented and at all times maintained reasonable and appropriate administrative, technical and organizational safeguards to protect all Personal Information and other confidential data in any Acquired Company’s possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure and (ii) taken reasonable steps to ensure, including by making contractual commitments to the extent required by applicable Privacy Requirements, or as otherwise appropriate, that any third party with access to Personal Information collected by or on behalf of the Company has implemented and maintains the same. Each of the Acquired Companies has conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and has resolved or remediated any privacy or data security issues or vulnerabilities identified. Each of the Acquired Companies has implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard all data and Personal Information in its possession or control. To the Company’s knowledge, any third party who has provided Personal Information to any Acquired Company has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required.

(c) There have been no failures, crashes, security breaches, unauthorized access to, use or disclosure of or other adverse events or incidents related to Personal Information in the possession or control of any of the Acquired Companies, or Processed by or on behalf of any of the Acquired Companies, and none of the Acquired Companies have provided or been legally required to provide any notice to any Person in connection with an unauthorized disclosure of Personal Information.

(d) The transfer of Personal Information in connection with the Transactions will not violate any Privacy Requirements as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained. None of the Acquired Companies are subject to any contractual requirement or other legal obligation that, following the Closing, would prohibit any of the Acquired Companies or Buyer from Processing any Personal Information in the manner in which each of the Acquired Companies Processed such Personal Information prior to the Closing. The execution, delivery and performance of this Agreement complies with all applicable Privacy Requirements.

Section 5.12. Litigation. Except as set forth on Schedule 5.12, there are no Actions or investigations pending or, to the Company’s knowledge, threatened, against any of the Acquired Companies, at law or in equity, or before or by any Governmental Authority. Except as set forth on Schedule 5.12, none of the Acquired Companies is subject to any outstanding judgment, order or decree of any Governmental Authority as of the date hereof. There is no unsatisfied judgment or any open injunction binding upon any Acquired Company, except as is not and could not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.

Section 5.13. Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities, debts or obligations (a) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since the date of the Interim Balance Sheet in the ordinary course of business of the Acquired Companies, (c) arising under this Agreement or the performance by the Company of its obligations hereunder, including the Company Transaction Expenses, or (d) that would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

Section 5.14. Governmental Consents. Except for the requirements of the HSR Act, Securities Laws, Nasdaq, the OTC Markets Group (the “OTC”) and any other regulations that are required for the consummation of the Transactions and set forth on Schedule 5.14, no material authorization of any Governmental Authority is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Agreements to be executed by the Company or the consummation by the Company of any other transaction contemplated hereby.

Section 5.15. Employee Benefit Plans.

(a) Schedule 5.15(a) sets forth, as of the date hereof, a true, correct and complete list of all Company Plans, except for employment agreements or offer letters that (i) provide for annual compensation under $150,000, (ii) are terminable by the Company or any of its Subsidiaries “at-will” without any notice requirement and (iii) do not provide for severance or termination pay (including payment in respect of enforcing any restrictive covenants following such termination) upon any termination. Each Company Plan has been established, maintained and administered, in all material respects, in compliance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made with respect to any Company Plan on or before the date hereof have been made and all obligations in respect of each Company Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by GAAP. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and nothing has occurred with respect to the operation of such Company Plan that could reasonably be expected to cause the loss of such qualification. There are no actions, suits, claims, audits, inquiries or proceedings (other than routine claims for benefits) pending or, to the Company’s knowledge, threatened against any Company Plan, as of the date hereof, and to the Company’s knowledge, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, claims, audits, inquiries or proceedings.

(b) With respect to each Company Plan, the Company has delivered or made available to Buyer copies of (i) each written Company Plan and all documents, including any related to trust documents, insurance contracts or other funding arrangement, and all amendments thereto, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Company Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to each such Company Plan (if applicable), (iv) the most recent actuarial valuation (if applicable) relating to such Company Plan and (v) all material correspondence to or from any Governmental Authority received in the last three years with respect to any Company Plan.

(c) No event has occurred and, to the Company’s knowledge, no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any material tax, fine, lien, penalty or other material liability imposed by Section 502 of ERISA or Section 4975, 4980B, 4980D or 4980H of the Code or for violations of other applicable Laws.

(d) Neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Company or any of its Subsidiaries, except continuation coverage pursuant to Section 4980B of the Code and at the sole expense of the participant.

(e) No Company Plan is, and neither any of the Acquired Companies nor any ERISA Affiliate of any Acquired Company sponsors, maintains, contributes is required to contribute to or otherwise has liability with respect to or, has sponsored, maintained, contributed to, was required to contribute to or otherwise had any liability (whether current or contingent) with respect to a plan which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, including a “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(f) Neither the execution of this Agreement nor the consummation of the Transactions (whether alone or in connection with any other event(s)) will: (i) result in any payment or benefit coming due to any Company Employee; (ii) result in the acceleration of the time of payment or the funding or vesting of any payment of compensation or benefits to any Company Employee under, or materially increase the amount payable to a Company Employee pursuant to, any of the Company Plans; (iii) limit the right to merge, amend, terminate or transfer the assets of any Company Plan; or (iv) otherwise give rise to any material liability under any Company Plan.

(g) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any Company Employee who is a “disqualified individual” within the meaning of Section 280G of the Code would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions.

(h) Each Company Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been established, operated and maintained in compliance with Section 409A of the Code in all material respects. None of the Acquired Companies is party to an agreement providing for a gross-up of Taxes, including under Sections 409A or 4999 of the Code.

Section 5.16. Insurance. Schedule 5.16 sets forth each material insurance policy maintained by each of the Acquired Companies as of the date hereof on their properties, assets, products, business or personnel (other than policies underlying any Company Plans) with respect to the policy period that includes the date of this Agreement (the “Insurance Policies”). None of the Acquired Companies is in material default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any material claim under any Insurance Policy in due and timely fashion.

Section 5.17. Environmental Matters.

(a) The Acquired Companies are and have been in compliance with all Environmental Laws, except for any non-compliance that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies, taken as a whole.

(b) None of the Acquired Companies has (i) received written notice from any Governmental Authority or Person regarding any actual or alleged violation of or liability under any Environmental Laws, (ii) is subject to any pending or threatened Actions asserting a remedial obligation or liability under Environmental Laws, or (iii) is subject to any outstanding Governmental Order pursuant to any applicable Environmental Law, in each case, that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies, taken as a whole.

(c) No Acquired Company nor, to the Company’s knowledge, any predecessor of any Acquired Company or any other Person, has Released any Hazardous Material on, under, from or at any real property currently or formerly owned, operated or leased by any Acquired Company that would reasonably be expected to be material to the Acquired Companies, taken as a whole.

(d) No Acquired Company nor, to the Company’s knowledge, any entity previously owned by, or any predecessors of, any Acquired Company, has transported or arranged for the transportation of any Hazardous Material to any off-site location, or arranged for the treatment, storage, handling, disposal, or other management of any Hazardous Material at any off-site location, except in either case would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

(e) The Company has made available to Buyer in the dataroom all material environmental assessments, reports, audits, investigations or similar reports relating to the Acquired Companies or any real property currently or formerly owned, operated or leased by any Acquired Company or any entity for which any Acquired Company would be liable under Environmental Laws, in each case, that is in its possession or reasonable control and that relates to a pending material liability or material non-compliance of any Acquired Company under Environmental Laws.

Section 5.18. Related Party Transactions. Except for the Contracts set forth on Schedule 5.18, there are no transactions, Contracts, side letters, arrangements or understandings between any Acquired Company, on the one hand, and any director, officer, employee (or any of such director’s, officer’s, or employee’s immediate family members), stockholder, warrant holder or Affiliate of such Acquired Company, on the other hand, except, in each case, for Contracts in respect of (a) employment and compensation paid to directors, officers and employees consistent with previously established policies and (b) amounts paid pursuant to Company Plans, in each case of clauses (a) and (b), that have been made available to Buyer (“Company Related Party Contracts”).

Section 5.19. Brokers’ Fees. Except as disclosed on Schedule 5.19, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of any of the Acquired Companies.

Section 5.20. Permits; Compliance with Laws.

(a) Except as set forth on Schedule 5.20(a), each of the Acquired Companies holds, and is and for the past three years has been in compliance in all material respects with, all material Permits required for the operation of the Acquired Companies. None of the Acquired Companies has received written notice of any Actions pending or, to the Company’s knowledge, threatened, relating to the suspension, revocation or modification of any material Permit required for the operation of the business of the Acquired Companies.

(b) Except as set forth on Schedule 5.20(b), (i) the Acquired Companies comply and for the past three years have complied, in all material respects, with all Laws applicable to the Acquired Companies, and (ii) none of the Acquired Companies has, during the past three years, received any written notice or, to the Company’s knowledge, any other communication from a Governmental Authority that alleges the Company’s failure to comply with any applicable Law.

Section 5.21. International Trade Compliance; Sanctions. The Acquired Companies (a) are in compliance and have at all times complied with all Sanctions Laws and import, export, and other international trade Laws and (b) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any required filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the international trade Laws and Sanctions Laws (the “Export Approvals”). Within the past five years, to the Company’s knowledge, there have not been any claims, complaints, charges, investigations, voluntary disclosures or legal proceedings by or against any of the Acquired Companies related to any international trade Laws or Sanctions Laws or any Export Approvals. None of the Acquired Companies or any of their respective owners, directors, officers, employees or agents is a Person that is, or is acting under the direction of, on behalf of or for the benefit of a Person that is, or is owned or controlled by a Person that (i) is the target of Sanctions Laws or restrictive export controls, (ii) is located, organized or ordinarily resident in a country or territory that is the target of trade sanctions under Sanctions Laws (i.e., as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic), (iii) is otherwise a Person with which transactions are prohibited under Sanctions Laws or international trade Laws, or (iv) has transacted business with any of the foregoing Persons or in any of the jurisdictions referenced in clause (ii) of this sentence. The Acquired Companies maintain policies and procedures reasonably designed to promote and ensure compliance with Sanctions Laws and applicable import and export control Laws.

Section 5.22. Employees.

(a) Schedule 5.22(a) sets forth a true, correct, and complete list of all employees of the Acquired Companies, showing date of hire, hourly rate or salary or other basis of non-discretionary cash compensation, including annual bonus payments (if applicable), full-time or part-time status, exempt or non-exempt status, and job title or position. To the Company’s knowledge, as of the date of this Agreement, no director or officer of the Acquired Companies intends to terminate his or her employment relationship with the Acquired Companies within 12 months following Closing.

(b) None of the Acquired Companies is party to or bound by any collective bargaining agreement with any labor organization or any works council agreement. Except as set forth on Schedule 5.22(b): (i) to the Company’s knowledge, there are and within the past three years have been no union organizing activities involving employees of the Acquired Companies; (ii) there are no pending or, to the Company’s knowledge, threatened, strikes, work stoppages, walkouts, lockouts, unfair labor practice charges, or similar material labor disputes and no such disputes have occurred within the past three years; and (iii) within the past three years, none of the Acquired Companies has committed a material unfair labor practice, and there are no pending or, to the Company’s knowledge, threatened, unfair labor practice charges or complaints against any of the Acquired Companies.

(c) The Acquired Companies are, and for the past three years, have been, in material compliance with all applicable Laws relating to the employment of labor, including all such Laws relating to wages (including minimum wage and overtime), hours of work, child labor, discrimination, civil rights, withholdings and deductions, classification and payment of employees, independent contractors, and consultants, temporary employees, joint employees, employment equity, the Affordable Care Act (ACA), WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, occupational health and safety, workers’ compensation, and immigration. None of the Acquired Companies has taken any action or intends to take any action that would constitute a “plant closing” or “mass layoff” within the meaning of WARN or issued any notification of a plant closing or mass layoff required by WARN with the six months prior to the Closing.

(d) There are no complaints, charges, claims, actions, suits, audits, inquiries or proceedings against the Acquired Companies pending or, to knowledge of the Company, threatened to be brought or filed, with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Acquired Companies any individual.

(e) No Governmental Order, consent decree, or arbitration award imposes continuing remedial obligations or otherwise limits or affects the Acquired Companies’ ability to manage its employees, service providers, or job applicants.

(f) The Acquired Companies have incurred no material outstanding liability arising from (i) the failure to pay wages (including overtime wages), (ii) the misclassification of employees as independent contractors or (iii) the misclassification of employees as exempt from the requirements of the Fair Labor Standards Act or similar state Laws, in each case of (i) through (iii) in the past three years, and to the Company’s knowledge no circumstances exist under which any of the Acquired Companies would reasonably be expected to incur such material liability.

(g) To the knowledge of the Company, the current employees of the Acquired Companies who work in the United States are authorized and have appropriate documentation to work in the United States. None of the Acquired Companies has, in the past three years, been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”), or other federal agency charged with administration and enforcement of federal immigration laws concerning the Acquired Companies. To the Company’s knowledge, the Acquired Companies have never received any “no match” notices from ICE, the Social Security Administration, or the IRS with respect to current employees.

(h) As of the Closing, the Acquired Companies will have satisfied in all material respects any consent, consultation, notice, bargaining, or filing obligation owed under applicable Law or labor agreement to any unions, labor organizations, or groups of employees of the Acquired Companies, or any Governmental Authority arising in connection with the execution and delivery of this Agreement and the performance of this Agreement.

(i) Since January 1, 2020: (i) to the knowledge of the Company, no allegations of sexual harassment have been made against any current or former officer or director of any Acquired Company; and (ii) none of the Acquired Companies have been in involved in any proceedings, or entered into any settlement agreements, related to allegations of sexual harassment or misconduct by any current or former officer or director of any Acquired Company.

Section 5.23. Anti-Corruption. None of the Acquired Companies, or any of their respective officers, directors, managers, employees or, to the Company’s knowledge, any of their agents, in each case acting or purporting to act on behalf of any Acquired Company (each, an “Acquired Company Representative”) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment or unlawfully offered, promised, or authorized the giving of anything of value to any Governmental Authority or Governmental Official, (c) made any other unlawful payment, (d) violated any applicable anti-money laundering or anti-terrorism Law or regulation, or (e) taken any action that would cause any Acquired Company to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or any applicable anti-corruption or anti-bribery Law. Without limiting the foregoing, none of the Acquired Companies, or any Acquired Company Representative has offered, given, promised to give, or authorized the giving of any money or anything of value to any Governmental Official or to any person under circumstances where any Acquired Company knew or had reason to believe that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Governmental Official, in each case for the purpose of: (i) influencing any act or decision of such Governmental Official in his or her official capacity; (ii) inducing such Governmental Official or other Person to perform or omit to perform any activity related to his or her legal duties; (iii) securing any improper advantage from such Governmental Official; or (iv) inducing such Governmental Official or other Person to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist any Acquired Company, in obtaining or retaining business for or with, or in directing business to, any Acquired Company. Within the past five years, to the Company’s knowledge, none of the Companies have been the subject of any internal investigations, third-party investigations (including by any Governmental Authority), internal or external audits, or internal or external reports that address or allege actual or potential violations by any Acquired Company of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or any other applicable anti-corruption, anti-money laundering, or anti-bribery Law. The Acquired Companies maintain policies and procedures reasonably designed to promote and ensure compliance with applicable anti-corruption, anti-bribery, and anti-money laundering Laws.

Section 5.24. Takeover Statutes. The Company has taken all action necessary to exempt and/or exclude this Agreement and the Transactions, including the Merger, from: (i) the restrictions on business combinations set forth in NRS 78.378-78.3793; and (ii) any and all other similar antitakeover Law (each Law referred to in clauses (i) and (ii), a “Takeover Statute”). Accordingly, no Takeover Statute applies to this Agreement or the Transactions, including the Merger.

Section 5.25. No Other Representations. Except for the representations and warranties of the Buyer Parties contained in this Agreement and the other Transaction Agreements, the Company acknowledges that none of the Buyer Parties or any other Person has made or will be deemed to have made to the Company or any other Person, and none of the Acquired Companies has relied upon, any representations or warranties, whether express or implied, relating to this Agreement or the subject matter hereof, including the Transactions.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

Except as set forth in the Schedules to this Agreement dated as of the date of this Agreement (each of which qualifies representations, warranties or covenants set forth in the correspondingly numbered Section of this Agreement and any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of the disclosure), or in the Buyer SEC Reports filed with or furnished to the SEC by Buyer prior to the date hereof (excluding (a) any disclosures in such Buyer SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward-looking in nature and (b) any exhibits or other documents appended thereto), each Buyer Party represents and warrants to the Company as follows:

Section 6.01. Due Organization. Buyer is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Merger Sub is duly incorporated and is validly existing as a corporation in good standing under the Laws of Nevada and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of each of the Buyer Parties made available by Buyer to the Company are true, correct and complete and are in full force and effect, and have not been amended in any respect, as of the date of this Agreement. Each of the Buyer Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Each of the Buyer Parties is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer Parties to enter into this Agreement or consummate the Transactions.

Section 6.02. Due Authorization.

(a) Each of the Buyer Parties has all requisite corporate or entity power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party and, upon receipt of approval of the Buyer Stockholder Matters by the Buyer Stockholders, to perform its obligations hereunder and thereunder and to consummate the Transactions and the transactions contemplated by such other Transaction Agreements (assuming, if such consummation and performance, as applicable, would occur after the Extension Approval End Date, that the Buyer Extension Approval has been obtained). The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements (including the Extension Proposals) have been duly, validly and unanimously among those voting authorized and approved by the board of directors or equivalent governing body of the applicable Buyer Party and, except for approval by the Buyer Stockholders of the Buyer Stockholder Matters and, if applicable, the Buyer Extension Approval, no other corporate or equivalent proceeding on the part of any Buyer Party is necessary to authorize this Agreement or such other Transaction Agreements or any Buyer Party’s performance hereunder or thereunder. By Buyer’s execution and delivery hereof, it has provided all approvals on behalf of the equity holders of Merger Sub required for the Transactions. This Agreement has been, and each such other Transaction Agreement to which such Buyer Party will be party will be, duly and validly executed and delivered by such Buyer Party and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such other Transaction Agreement to which such Buyer Party will be party will constitute, a legal, valid and binding obligation of such Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) Assuming a quorum is present at the Special Meeting, as adjourned or postponed, the only votes of any of Buyer’s capital stock necessary in connection with (i) the entry into this Agreement by Buyer, the consummation of the Transactions, including the Closing, and the approval of the Buyer Stockholder Matters are as set forth on Schedule 6.02(b)(i), and (ii) the Extension Proposals are as set forth on Schedule 6.02(b)(ii) (the “Buyer Extension Approval”).

(c) At a meeting duly called and held, the board of directors of Buyer has unanimously among those voting: (i) determined that this Agreement and the Transactions are advisable and in the best interests of Buyer Stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the Transactions as a Business Combination; and (iv) resolved to recommend to the Buyer Stockholders approval of the Transactions.

Section 6.03. No Conflicts. Except for compliance with the requirements under the HSR Act, Securities Laws, the rules and regulations of Nasdaq and any other regulations applicable to the consummation of the Transactions and as set forth on either Schedule 6.03 or Schedule 6.06, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which any Buyer Party is a party by such Buyer Party and, upon receipt of approval of the Buyer Stockholder Matters by the Buyer Stockholders (and subject to the Buyer Extension Approval, if applicable), the consummation of the Transactions and the transactions contemplated by the other Transaction Agreements do not and will not (with or without due notice or lapse of time, or both) (a) conflict with or violate any provision of, or result in the breach of any provision of the Buyer Organizational Documents or any organizational documents of any Subsidiaries of Buyer, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Buyer, any Subsidiaries of Buyer or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Buyer or any Subsidiaries of Buyer is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Buyer or any Subsidiaries of Buyer, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 6.04. Litigation and Proceedings. As of the date of this Agreement, there are no pending or, to the knowledge of Buyer, threatened, Actions against any Buyer Party that, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable. As of the date of this Agreement, there is no unsatisfied judgment or any open injunction binding upon any Buyer Party that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform its obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 6.05. Compliance with Applicable Law. Each Buyer Party (a) is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to each Buyer Party’s knowledge, any other communications, from a Governmental Authority that alleges that any Buyer Party is not in compliance with any Law or Governmental Order, except in each case as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 6.06. Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any Buyer Party with respect to the execution or delivery of this Agreement by each Buyer Party or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable, or the consummation of the Transactions or the transactions contemplated by such other Transaction Agreements, except for the filing of the Merger Certificate with the Secretary of State of the State of Nevada, any applicable requirements of the HSR Act, Securities Laws and the rules and regulations of Nasdaq and any other regulations that are required for the consummation of the Transactions and set forth on Schedule 6.06.

Section 6.07. Trust Account.

(a) As of December 11, 2022, there is at least $279,354,033.96 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated January 14, 2021, by and between Buyer and the Trustee on file with the Buyer SEC Reports as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the Buyer Organizational Documents and Buyer’s final prospectus dated January 14, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Buyer has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred that, with due notice or lapse of time or both, would constitute such a material default or breach thereunder. As of the date hereof, to Buyer’s knowledge, there are no claims or proceedings pending with respect to the Trust Account. Since January 14, 2021, Buyer has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement or in connection with any Buyer Extension Redemptions). As of the Effective Time, the obligations of Buyer to dissolve or liquidate pursuant to the Buyer Organizational Documents shall terminate, and, as of the Effective Time, Buyer shall have no obligation whatsoever pursuant to the Buyer Organizational Documents to dissolve and liquidate the assets of Buyer by reason of the consummation of the Transactions. To Buyer’s knowledge, as of the date hereof, following the Effective Time, no Buyer Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of Buyer Class A Common Stock for redemption pursuant to the Buyer Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Buyer and, to the knowledge of Buyer, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Buyer, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Buyer SEC Reports to be inaccurate or (ii) entitle any Person (other than Buyer Stockholders who shall have elected to redeem their shares of Buyer Class A Common Stock pursuant to the Buyer Stockholder Redemption or the underwriters of Buyer’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, except for the Buyer Stockholder Redemption, Buyer has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Buyer on the Closing Date.

Section 6.08. Brokers’ Fees. Except for the fees described on Schedule 6.08 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by Buyer or any of its Affiliates, including the Sponsor.

Section 6.09. Buyer SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Except as set forth on Section 6.09(a), Buyer has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 20, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Buyer SEC Reports”). None of the Buyer SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Buyer SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Buyer as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. No Buyer Party has any material off-balance sheet arrangements that are not disclosed in the Buyer SEC Reports.

(b) Buyer has maintained disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by Buyer in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of Buyer’s filings with the SEC under the Exchange Act. Buyer has maintained internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Buyer has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to Buyer’s independent auditors and the audit committee of the board of directors of Buyer, (i) all significant deficiencies and material weaknesses in the design or operation of Buyer’s internal control over financial reporting that are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves Buyer’s management or other employees who have a significant role in Buyer’s internal control over financial reporting.

(c) There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(d) Except as set forth on Schedule 6.09(d), neither Buyer (including any employee thereof) nor Buyer’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Buyer, (ii) any fraud, whether or not material, that involves Buyer’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Buyer or (iii) any claim or allegation regarding any of the foregoing.

(e) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC Staff with respect to the Buyer SEC Reports. To the knowledge of Buyer, none of the Buyer SEC Reports filed on or prior to the date hereof is subject to ongoing SEC staff review or investigation as of the date hereof.

Section 6.10. Business Activities.

(a) Since its incorporation, Buyer has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Buyer Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Buyer or to which Buyer is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Buyer or any acquisition of property by Buyer or the conduct of business by Buyer as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have a material adverse effect on the ability of Buyer to enter into and perform its obligations under this Agreement and to consummate the Transactions. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any other Transaction Agreement to which it is a party, as applicable, and the other Transactions contemplated by this Agreement and the transactions contemplated by such other Transaction Agreements, as applicable.

(b) Buyer does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, no Buyer Party has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) There is no liability, debt or obligation against any Buyer Party, except for liabilities and obligations (i) reflected or reserved for on Buyer’s consolidated balance sheet as of September 30, 2022 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Buyer Parties, taken as a whole), (ii) that have arisen since the date of Buyer’s consolidated balance sheet as of September 30, 2022 in the ordinary course of the operation of business of ant Buyer Party (other than any such liabilities as are not and would not be, in the aggregate, material to the Buyer Parties, taken as a whole), (iii) disclosed in the Schedules or (iv) incurred in connection with or contemplated by this Agreement or the Transactions.

Section 6.11. Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by Buyer have been timely filed (taking into account any applicable extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material amounts of Taxes due and payable by Buyer, whether or not shown on any Tax Return, have been paid.

(c) No material audit, administrative proceeding, investigation, claim, dispute, deficiency or judicial proceeding with respect to Taxes of Buyer is pending, being conducted, claimed, or threatened.

(d) There are no outstanding agreements or arrangements extending or waiving, or having the effect of extending or waiving, the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material amount of Taxes of Buyer.

(e) There are no Liens with respect to Taxes on any of the assets or properties of Buyer, other than Permitted Liens.

(f) No Buyer Party has taken any action (or permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying for the Intended Income Tax Treatment.

This Section 6.11 is the sole and exclusive representation and warranty of Buyer in respect of Taxes.

Section 6.12. Capitalization.

(a) As of the date hereof, the authorized capital stock of Buyer consists of 111,000,000 shares of capital stock, each with a par value of $0.0001 per share, including (i) 100,000,000 shares of Buyer Class A Common Stock and (ii) 10,000,000 shares of Buyer Class B Common Stock and (iii) 1,000,000 shares of preferred stock, of which (A) 27,600,000 shares of Buyer Class A Common Stock are issued and outstanding as of the date of this Agreement, (B) 6,900,000 shares of Buyer Class B Common Stock are issued and outstanding as of the date of this Agreement and (C) no shares of preferred stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Buyer Common Stock and Buyer Warrants (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the Buyer SEC Reports with respect to certain Buyer Common Stock held by the Sponsor. As of the date hereof, Buyer has issued 19,440,000 Buyer Warrants that entitle the holder thereof to purchase Buyer Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.

(b) Immediately prior to the completion of the Merger, the authorized capital stock of Buyer will be as set forth in the Buyer Charter. All shares of Buyer Common Stock to be issued pursuant to this Agreement will, when issued, (i) be duly authorized and validly issued and fully paid and nonassessable, (ii) assuming the accuracy of the Company’s representations and warranties hereunder, be issued in compliance in all material respects with applicable Law and (iii) not be issued in breach or violation of any preemptive rights or Contract.

(c) Except for this Agreement and the Buyer Warrants, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Buyer Common Stock or the equity interests of Buyer, or any other Contracts to which Buyer is a party or by which Buyer is bound obligating Buyer to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Buyer, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Buyer. Except as disclosed in the Buyer SEC Reports, the Buyer Organizational Documents or in the Sponsor Support Agreement, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any securities or equity interests of Buyer. There are no outstanding bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Buyer Stockholders may vote. Except as disclosed in the Buyer SEC Reports, Buyer is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Buyer Common Stock or any other equity interests of Buyer. Except for the other Buyer Parties, Buyer does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

Section 6.13. Nasdaq Stock Market Listing. The issued and outstanding units of Buyer, each such unit comprised of one share of Buyer Class A Common Stock and one-half of a Buyer Warrant to acquire one share of Buyer Class A Common Stock, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “EACPU.” The issued and outstanding shares of Buyer Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “EAC.” The issued and outstanding Buyer Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “EACPW.” Buyer has not been notified by Nasdaq that it does not comply with any Nasdaq listing rule, which noncompliance is not subject to any compliance extension or ability to remedy, in each case as permitted by Nasdaq continued listing rules. There is no Action pending or, to Buyer’s knowledge, threatened in writing, against Buyer by Nasdaq or the SEC with respect to any intention by such entity to deregister the Buyer Class A Common Stock or Buyer Warrants or terminate the listing of the Buyer Class A Common Stock or the Buyer Warrants on Nasdaq, other than Actions where a compliance extension or ability to remedy is available under applicable Law. None of Buyer or its Affiliates has taken any action in an attempt to intentionally terminate the registration of the Buyer Class A Common Stock or Buyer Warrants under the Exchange Act except as contemplated by this Agreement. Buyer has not received any written notice from Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Buyer Class A Common Stock from Nasdaq or the SEC.

Section 6.14. Related Party Transactions. Except as described in the Buyer SEC Reports, there are no transactions, Contracts, side letters, arrangements or understandings between any Buyer Party, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of such Buyer Party, on the other hand. No fees or expenses are payable to the Sponsor or any of its Affiliates as a result of the Transactions.

Section 6.15. No Other Representations(a) . Except for the representations and warranties of the Acquired Companies contained in this Agreement and the other Transaction Agreements, each of Buyer and Merger Sub acknowledges that none of the Acquired Companies nor any other Person has made or will be deemed to have made to Buyer, Merger Sub, or any other Person, and neither Buyer nor Merger Sub has relied upon, any representations or warranties, whether express or implied, relating to this Agreement or the subject matter hereof, including the Transactions.

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.01. Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as (a) expressly contemplated by this Agreement or the other Transaction Agreements, (b) required by applicable Law (including as required by any COVID-19 Measures), (c) set forth on Schedule 7.01, or (d) consented to in writing by Buyer (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (i) use its commercially reasonable efforts to operate its business in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19 or other reasonable measures or reasonable measures following the declaration of another epidemic, pandemic, or health emergency) and (ii) use its commercially reasonable efforts to continue to accrue and collect accounts receivable, accrue and pay accounts payable and other expenses, establish reserves for uncollectible accounts and manage inventory in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19). Notwithstanding anything to the contrary herein, nothing herein shall prevent the Company or any of its Subsidiaries, following good faith consultation with Buyer, from taking or failing to take any action in good faith, including the establishment of any policy, procedure or protocol, reasonably necessary or appropriate to comply with any COVID-19 Measures or similar requirements and (x) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (y) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such actions or failure to take such actions shall serve as a basis for Buyer to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied. Without limiting the generality of the foregoing, except as contemplated by this Agreement, as set forth on Schedule 7.01, as consented to by Buyer in writing (which consent shall not be unreasonably withheld, delayed or denied), or as required by Law, the Company shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period:

(a) change or amend the Organizational Documents of the Company;

(b) make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company;

(c) enter into, assume, assign, partially or completely amend any material term of, modify any material term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which it is a party or by which it is bound, other than entry into such agreements in the ordinary course of business;

(d) (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of the Company or any of its Subsidiaries or (ii) issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or voting securities of the Company;

(e) sell, assign, transfer, convey, lease, exclusively license, abandon, allow to lapse or expire, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties of the Acquired Companies, taken as a whole, other than (i) the sale or license of Software, goods and services to customers, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete, worthless or immaterial to the business of the Acquired Companies, (iii) transactions among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries, and (iv) transactions in the ordinary course of business;

(f) sell, lease, exclusively license, exclusively sublicense, covenant not to assert, assign, transfer, waive, abandon, allow to lapse, fail to maintain or otherwise dispose of or grant any rights in any Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice) or disclose any material Trade Secrets of the Acquired Companies to any Person (other than in the ordinary course of business to a Person bound by adequate, written confidentiality obligations);

(g) Process any Personal Information (or fail to do any of the foregoing, as applicable) in violation of any Privacy Requirements;

(h) fail to take all actions (or avoid to take actions, as appropriate) reasonably necessary to protect the privacy and confidentiality of, and to protect and secure, any Personal Information in the possession or control of, or processed by or on behalf of, any Acquired Company, including by undergoing regular, comprehensive data security testing and auditing and expeditiously and fully resolving or remediating all material risks or vulnerabilities identified in any such testing or auditing or of which any Acquired Company is otherwise aware;

(i) (i) cancel or compromise any claim or Indebtedness owed to the Company or any of its Subsidiaries in excess of $100,000, (ii) settle any pending or threatened Action (A) if such settlement would require (x) payment by the Company in an amount greater than $100,000 or (y) any of the Acquired Companies to perform or satisfy material continuing obligations, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief or (C) to the extent such settlement involves a Governmental Authority or alleged criminal wrongdoing, or (iii) agree to modify in any respect materially adverse to the Acquired Companies any confidentiality or similar Contract to which the Company or any of its Subsidiaries are a party;

(j) except as otherwise required by the terms of any existing Company Plans or Contract or collective bargaining agreement to which the Company or a Subsidiary of the Company is a party or to which they are bound, each as in effect on the date hereof, (i) increase the compensation or benefits of any Company Employee except for employees with annual cash compensation less than $200,000, increases in annual salary or wage rate made in the ordinary course of business consistent with past practice and that do not exceed 5% individually or 3% of the aggregate salary paid by the Acquired Companies in calendar year 2021, (ii) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Plan, (iii) take any action to accelerate the vesting, satisfaction of performance requirements, or lapse of restrictions on payment, or fund in any other way to secure the payment, of compensation or benefits under any Company Plan, (iv) make any change in the key management structure of the Company or any of its Subsidiaries, including the hiring of additional officers or the termination of existing officers (provided, that voluntary resignations shall not be deemed to violate this Section 7.01(j)(iv)), (v) hire or terminate any employee of the Company or its Subsidiaries or any other individual who is providing or will provide services to the Company or its Subsidiaries, other than the hiring or termination of any employee or service provider with an annual base salary or wage rate of less than $200,000 in the ordinary course of business (provided, that voluntary resignations shall not be deemed to violate this Section 7.01(j)(v)) or (vi) establish, adopt, enter into, materially amend in any respect or terminate any Company Plan or any plan, agreement, program, policy or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement;

(k) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof other than in the ordinary course of business;

(l) forgive any loans or make any loans or advance any money or other property to any Person (other than routine travel advances issued in the ordinary course of business);

(m) enter into, assume, assign, partially or completely amend or modify any material term of, or terminate (excluding any expiration in accordance with its terms) any Contract of a type that is or would be required to be listed on Schedule 5.09(a) (other than any Company Plan), other than entry into such agreements in the ordinary course of business;

(n) redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries;

(o) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of the Company;

(p) make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Company, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(q) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Transactions);

(r) make, change or rescind any income or other material Tax election, adopt or change any material financial or Tax accounting methods, principles, or practices, file any amended income or other material Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any Tax, consent in writing to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, surrender any right to claim a refund of a material amount of Taxes, enter into any Tax sharing or Tax indemnification agreement or similar agreement (except, in each case, for such agreements that are ordinary course contracts not primarily relating to Taxes), request a ruling or similar guidance from any Taxing Authority with respect to any Tax matter, or file any income or other material Tax Return in a manner inconsistent with past practice;

(s) directly or indirectly, incur, or modify in any material respect the terms of, any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness;

(t) voluntarily fail to maintain in full force and effect material insurance policies covering the Acquired Companies and their respective properties, assets and businesses in a form and amount consistent with past practices;

(u) enter into any transaction or amend in any material respect any existing agreement with any Person that, to the Company’s knowledge, is an Affiliate of the Company or its Subsidiaries (excluding any Company Plans and ordinary course payments of annual compensation, provision of benefits or reimbursement or advancement of expenses in respect of members or stockholders who are Company Employees);

(v) enter into any agreement that materially restricts the ability of the Company or its Subsidiaries to engage or compete in any line of business or enter into a new line of business;

(w) make any capital expenditures that in the aggregate exceed $100,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditures budget for periods following the date hereof, which has been made available to Buyer; or

(x) enter into any agreement, or otherwise become obligated, to take any action prohibited under this Section 7.01.

Section 7.02. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that (a) relates to the negotiation of this Agreement or the Transactions, (b) is prohibited from being disclosed by applicable Law or (c) in the opinion of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause its Subsidiaries to, afford to Buyer and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Acquired Companies and so long as reasonably feasible or permissible under applicable Law, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall use its commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of the Acquired Companies that are in the possession of the Company or its Subsidiaries, in each case, as Buyer and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, that Buyer shall not be permitted to perform any environmental sampling or testing at any Leased Real Property, including sampling of soil, groundwater, surface water, building materials, indoor or outdoor air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this Section 7.02 shall be made in a time and manner so as not to delay the Closing. All information obtained by Buyer and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

Section 7.03. HSR Act and Approvals.

(a) In connection with the Transactions, the Company shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than 30 calendar days after the date hereof with the notification and reporting requirements of the HSR Act. The Company shall (i) use its reasonable best efforts to comply as promptly as practicable with any Information or Document Requests, and (ii) request early termination of any waiting period under the HSR Act.

(b) The Company shall promptly furnish to Buyer copies of any notices or written communications received by the Company or any of its Affiliates from any third party or any Governmental Authority, and detail any substantive oral communications between the Company or any of its Affiliates and any Governmental Authority, with respect to the Transactions, and the Company shall permit counsel to Buyer an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company or its Affiliates to any Governmental Authority concerning the Transactions; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of Buyer The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Buyer and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person, virtually, or by telephone, between the Company or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

Section 7.04. No Claim Against the Trust Account. The Company acknowledges that it has read Buyer’s final prospectus, dated January 14, 2021, and other Buyer SEC Reports, the Buyer Organizational Documents, and the Trust Agreement and understands that Buyer has established the Trust Account described therein for the benefit of Buyer’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that if the Transactions or, in the event of a termination of this Agreement, another Business Combination, are not consummated by January 20, 2023 or such later date as approved by the Buyer Stockholders to complete a Business Combination, Buyer will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its controlled Affiliates) hereby irrevocably waives any past, present or future claim of any kind against, and any right to access, the Trust Account (including any distributions therefrom to Buyer’s public stockholders) or to collect from the Trust Account any monies that may be owed to them by Buyer or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account (or distributions therefrom) at any time for any reason whatsoever prior to the Effective Time; provided that nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Buyer or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 12.13 for specific performance or other injunctive relief. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Buyer to induce it to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable under applicable Law. To the extent that the Company commences any Action based upon, in connection with, relating to or arising out of any matter relating to Buyer that seeks, in whole or in part, monetary relief against Buyer, the Company hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company (or any party claiming on the Company’s behalf or in lieu of the Company) to have any claim against the Trust Account (including any distributions therefrom to Buyer’s public stockholders) or any amounts contained therein. In the event that the Company commences any Action based upon, in connection with, relating to or arising out of any matter relating to Buyer that seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom to Buyer’s public stockholders), whether in the form of money damages or injunctive relief, Buyer shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, in the event that Buyer prevails in such action or proceeding. This Section 7.04 shall survive the termination of this Agreement for any reason.

Section 7.05. Company Stockholder Approval. The Company shall solicit the Company Stockholder Approval via a written consent of the Company’s stockholders approving: (a) the plan of merger set forth in this Agreement; and (b) the adoption and/or approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement, the Registration Statement or correspondence related thereto (clauses (a) and (b), collectively, the “Company Stockholder Matters”) in accordance with applicable Law and in the form attached to the Company Voting and Support Agreement as Exhibit A thereto (the “Written Consent”). The Company will use its reasonable best efforts to take all actions necessary to obtain the Written Consent and the board of directors of the Company will not change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, its recommendation that the equity holders of the Company approve the plan of merger set forth in this Agreement. The Company shall (i) use its best efforts to cause the Consent Solicitation Statement to be disseminated to its stockholders as promptly as possible (and commencing no later than five Business Days) following the date the Registration Statement is declared effective under the Securities Act and (ii) deliver to Buyer executed copies of the Written Consent collectively representing the Company Stockholder Approval as soon as is reasonably practicable after the date that the Consent Solicitation Statement is required to be disseminated by the Company to its stockholders pursuant to this Section 7.05. In connection therewith, the Company will (x) establish the record date for determining the Company stockholders entitled to provide such Written Consent, (y) cause the Consent Solicitation Statement and Written Consent to be disseminated to the Company’s stockholders in compliance with applicable Law, and (z) solicit execution of the Written Consent from the Company’s stockholders. The Company will provide Buyer with all executed copies of the Written Consent it receives within one Business Day of receipt. Promptly following the receipt of executed copies of the Written Consent collectively representing the Company Stockholder Approval, the Company will prepare and deliver to the Company’s stockholders who have not executed the Written Consent the notice required under NRS 92A.430, which will include a description of the appraisal rights of the Company’s stockholders available under the NRS, along with such other information as is required pursuant to applicable Law.

Section 7.06. Registration Statement and Proxy Statement.

(a) No later than January 16, 2023, the Company shall provide or make available to Buyer the Acquired Companies’ unaudited financial statements for the six-month period ended November 30, 2022, including condensed consolidated balance sheets, and condensed consolidated statements of operations, statement of stockholders’ equity, and statements of cash flows of the Company required under the applicable rules and regulations of the SEC to be included in the Registration Statement, the Proxy Statement or the Closing Form 8-Ks, in each case, prepared in accordance with GAAP and Regulation S-X. Subsequent thereto, the Company’s consolidated interim financial information for each quarterly period thereafter shall be delivered or made available to Buyer no later than 45 calendar days following the end of each quarterly period. The Company shall promptly provide additional Company financial information reasonably requested by Buyer for inclusion in the Merger Materials and any other filings to be made by Buyer with the SEC, including any financial statements of any business acquired by or to be acquired by the Company required by Article 3.05 or Article 11 of Regulation S-X under the Securities Act (as interpreted by the staff of the SEC). Without limiting the generality of the foregoing, the Company shall fully cooperate with Buyer in connection with the preparation for inclusion in the Registration Statement or the Proxy Statement/Consent Solicitation Statement of pro forma financial statements that comply with the requirements of Regulation S-X.

(b) The Company shall use its best efforts to ensure that the information supplied by or on behalf of the Company in writing for inclusion in the Registration Statement, on the effective date of the Registration Statement (together with any amendments or supplements thereto), (i) complies in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the Effective Time.

(c) The Company shall prepare the sections of the Registration Statement describing it and its Subsidiaries’ business, operations and/or financial results for inclusion in the Registration Statement. The Company shall cause its officers and employees to be reasonably available to Buyer and its counsel in connection with (i) the drafting of the Registration Statement or the Proxy Statement, and (ii) responding in a timely manner to comments on the Registration Statement or the Proxy Statement from the SEC.

(d) The Company shall use its best efforts to ensure that the information supplied by or on behalf of the Company in writing for inclusion in the Proxy Statement and/or the Consent Solicitation Statement (together with any amendments or supplements thereto), when first filed in accordance with Rule 424(b) of the Securities Act or pursuant to Section 14A of the Exchange Act, complies in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The Company will further use its best efforts to ensure that such information, as of (i) the date of any filing of the Proxy Statement or the Consent Solicitation Statement pursuant to Rule 424(b) of the Securities Act, (ii) the date that the Merger Materials are first mailed to Buyer Stockholders or the stockholders of the Company, and (iii) the time of the Special Meeting or the date of the final Written Consent, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the applicable time.

Section 7.07. FIRPTA. At the Closing, the Company shall deliver to Buyer (a) a certificate in such form as reasonably requested by Buyer conforming to the requirements of Section 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the Treasury Regulations and (b) a copy of the signed notice contemplated by Section 1.897-2(h)(2) of the Treasury Regulations, which Buyer shall be entitled to file with the IRS in accordance with such Treasury Regulation.

Section 7.08. Company Related Party Contracts. Prior to the Closing, except for this Agreement and any other Transaction Agreements, and except as set forth on Schedule 7.08, the Company shall and shall cause the other Acquired Companies to take, or cause to be taken, all actions necessary to cause all Company Related Party Contracts to be terminated as of or prior to the Closing without any further cost or liability to the Company, Buyer or their respective Subsidiaries following the Closing.

Section 7.09. Company Voting and Support Agreements. Unless otherwise approved in writing by Buyer, the Company shall not permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), of any provision or remedy under, or any replacement of, any Company Voting and Support Agreement. The Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to the Company in any Company Voting and Support Agreement and otherwise comply with its obligations thereunder and to enforce its rights under such agreement. Without limiting the generality of the foregoing, the Company shall give Buyer reasonably prompt written notice (a) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any breach or default) by any party to any Company Voting and Support Agreement and (b) of the receipt of any written notice or other written communication from any other party to any Company Voting and Support Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of any Company Voting and Support Agreement.

Section 7.10. Debt Payoff. Prior to the Closing, the Company shall, and shall cause each of its Subsidiaries to, deliver notices of prepayment or redemption within the time periods required by the relevant agreements governing the Company’s existing Borrowed Money Debt, obtaining customary lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full upon the Closing, of all of each of the Company and its Subsidiaries’ existing Borrowed Money Debt other than any Borrowed Money Debt permitted under this Agreement to remain outstanding after the Closing Date as set forth on Schedule 7.10.

Section 7.11. De-quotation and De-registration. The Company shall take all actions necessary to permit the shares of Company Common Stock and any other security issued by the Company or one of its Subsidiaries and quoted on the OTC to cease to be quoted on the OTC and deregistered under the Exchange Act as soon as possible following the Effective Time.

Section 7.12. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

ARTICLE VIII

COVENANTS OF BUYER

Section 8.01. HSR Act and Regulatory Approvals.

(a) In connection with the Transactions, Buyer shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than 30 calendar days after the date hereof with the notification and reporting requirements of the HSR Act.

(b) Buyer shall request early termination of any waiting period under the HSR Act and undertake promptly any and all action required to (i) obtain termination or expiration of the waiting period under the HSR Act, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order that would prohibit, make unlawful or delay the consummation of the Transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted. The Company shall bear the filing fees required under the HSR Act, which fees shall be subject to the Cap. Buyer shall comply as promptly as practicable with any Information or Document Requests.

(c) Buyer shall cooperate in good faith with the Regulatory Consent Authorities and undertake promptly any and all action required to complete lawfully the Transactions as soon as practicable (but in any event prior to the Termination Date) and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, including (i) proffering and consenting or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Company or Buyer or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Company or Buyer and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the Termination Date; provided, that Buyer shall not be required to undertake any action under this paragraph that would materially impact Buyer’s expected benefits resulting from the Transactions. For the avoidance of doubt, the foregoing shall not apply to any Affiliate of Buyer. The entry by any Governmental Authority in any Action of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business of Buyer to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not be deemed a failure to satisfy any condition specified in ARTICLE X. Buyer shall promptly furnish to the Company copies of any notices or written communications received by Buyer or any of its Affiliates from any Governmental Authority with respect to the Transactions, and Buyer shall permit counsel to the Company an opportunity to review in advance, and Buyer shall consider in good faith the views of such counsel in connection with, any proposed written communications by Buyer or its Affiliates to any Governmental Authority concerning the Transactions; provided, that Buyer shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the Company. Buyer agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person, virtually, or by telephone, between Buyer or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Notwithstanding anything to the contrary contained in this Agreement, it is agreed that Buyer shall make all strategic decisions with respect to any filings, notifications, submissions and communications with or to any Regulatory Consent Authorities subject to good faith consultations with the Company.

(d) Except as required by this Agreement, Buyer shall not engage in any action or enter into any transaction, that would reasonably be expected to materially impair or delay Buyer’s ability to consummate the Transactions or perform its obligations hereunder.

Section 8.02. Indemnification and Insurance.

(a) From and after the Effective Time, Buyer agrees that it shall indemnify and hold harmless each present and former director, manager and officer of the Company and Buyer and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Buyer or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective Organizational Documents to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Buyer shall cause the Surviving Corporation and each of its Subsidiaries to, (i) maintain, for a period of not less than six years from the Effective Time, provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such Organizational Documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six years from the Effective Time, Buyer shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Buyer’s, the Company’s or any of their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Buyer or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall any Buyer Party be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Acquired Companies or Buyer, as applicable, for such insurance policy for the most recent year; provided that (i) Buyer may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 8.02 shall be continued in respect of such claim until the final disposition thereof.

(c) Buyer and the Company hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 8.02 may have certain rights to indemnification, advancement of expenses or insurance provided by current stockholders, members, or other Affiliates of such stockholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of Buyer, the Company and their respective Subsidiaries hereunder. The Parties hereby agree (i) that Buyer, the Company and each of their respective Subsidiaries are the indemnitors of first resort (i.e., their obligations to the indemnified Persons under this Section 8.02 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnified Persons under this Section 8.02 are secondary), (ii) that Buyer, the Company and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 8.02 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by Buyer’s, the Company’s and their respective Subsidiaries’ Organizational Documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 8.02 may have against any Indemnitee Affiliate, and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 8.02 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Buyer and the Surviving Corporation and all successors and assigns of Buyer and the Surviving Corporation. In the event that Buyer or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 8.02.

Section 8.03. Conduct of Buyer During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 8.03 or as contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Buyer shall not and shall not permit any of its Subsidiaries to:

(i) change, modify or amend the Trust Agreement, the Buyer Organizational Documents or the organizational documents of Merger Sub;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any of its outstanding capital stock or other equity interests; (B) split, combine or reclassify any of its capital stock or other equity interests; or (C) other than in connection with the Buyer Stockholder Redemption or the Buyer Extension Redemptions, if applicable, or as otherwise required by Buyer’s Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or other equity interests;

(iii) make, change, or rescind any income or other material Tax election, adopt or change any material financial or Tax accounting methods, principles, or practices, file any amended income or other material Tax Return, consent in writing to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, or file any income or other material Tax Return in a manner inconsistent with past practice;

(iv) enter into, renew or amend in any material respect, any Contract with an Affiliate of Buyer (including, for the avoidance of doubt, (x) the Sponsor or anyone related by blood, marriage or adoption to any member, partner, or shareholder of the Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(v) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(vi) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof;

(vii) (A) make any material change in its accounting principles, policies, procedures, or methods unless required by (1) an amendment in GAAP made subsequent to the date hereof, as agreed to by its independent accountants, or (2) applicable Law, (B) engage in any conduct in a new line of business or engage in any material commercial activities (other than to consummate the transactions contemplated by this Agreement);

(viii) (A) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Buyer Common Stock or securities exercisable for or convertible into Buyer Common Stock, or (B) grant any options, warrants or other equity-based awards with respect to Buyer Common Stock not outstanding on the date of this Agreement and disclosed in documents filed publicly with the SEC, in each case, with an aggregate grant value in excess of $1,500,000;

(ix) forgive any loans or make any loans or advance any money or other property to any Person (other than routine travel advances issued in the ordinary course of business);

(x) directly or indirectly, incur, or modify in any material respect the terms of, any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness that in the aggregate exceed $1,500,000;

(xi) voluntarily fail to maintain in full force and effect material insurance policies covering the Buyer Parties and their respective properties, assets and businesses in a form and amount consistent with past practices;

(xii) liquidate, dissolve, reorganize or otherwise wind-up its business and operations; or

(xiii) enter into any agreement, or otherwise become obligated, to take any action prohibited under this Section 8.03(a).

(b) During the Interim Period, Buyer shall, and shall cause its Subsidiaries to use commercially reasonable efforts to comply with, and continue performing under, as applicable, the Buyer Organizational Documents, the Trust Agreement, the Transaction Agreements and all other agreements or Contracts to which any Buyer Party may be a party. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent either Buyer Party from taking or failing to take any action in good faith that is reasonably necessary or appropriate to comply with any rules or regulations promulgated by the SEC following the date of this Agreement.

Section 8.04. Sponsor Support Agreement(a) . Unless otherwise approved in writing by the Company, the Buyer Parties shall not permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), of any provision or remedy under, or any replacement of, the Sponsor Support Agreement. Buyer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to Buyer in the Sponsor Support Agreement and otherwise comply with its obligations thereunder and to enforce its rights under such agreement. Without limiting the generality of the foregoing, Buyer shall give the Company reasonably prompt written notice (a) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any breach or default) by any party to the Sponsor Support Agreement and (b) of the receipt of any written notice or other written communication from any other party to the Sponsor Support Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of the Sponsor Support Agreement.

Section 8.05. Trust Account. Upon satisfaction or waiver of the conditions set forth in Article X and provision of notice thereof to the Trustee (which notice Buyer shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Buyer (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to Buyer Stockholders pursuant to the Buyer Stockholder Redemption, and (B) immediately thereafter, disburse all remaining amounts then available in the Trust Account as directed by Buyer, subject to this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 8.06. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to any Buyer Party by third parties that may be in any Buyer Party’s possession from time to time, and except for any information that in the opinion of legal counsel of Buyer would result in the loss of attorney-client privilege or other privilege from disclosure, Buyer shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Buyer Parties, and shall use commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Buyer that are in the possession of Buyer, in each case as the Company and its Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

Section 8.07. Buyer Public Filings; Nasdaq Listing.

(a) During the Interim Period or through the date of termination of this Agreement, Buyer will keep current and timely file all of the forms, reports, schedules, statements, and other documents required to be filed by Buyer with the SEC, including all necessary amendments and supplements thereto, and otherwise comply in all material respects with applicable Securities Laws, and all such forms, reports, schedules, statements, and other documents (including any financial statements or schedules included therein) (i) shall be prepared in all material respects in accordance with either the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) will not, at the time they are filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 8.06, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied, or otherwise made available to the SEC or Nasdaq.

(b) During the Interim Period, Buyer shall use its reasonable best efforts to ensure that: (i) Buyer’s initial listing application with Nasdaq in connection with the Transactions is approved; (ii) all applicable initial and continuing listing requirements of Nasdaq continue to be satisfied; (iii) the Buyer Class A Common Stock and Buyer Warrants (but, in the case of Buyer Warrants, only to the extent issued and listed as of the date hereof) continue to be listed on Nasdaq; and (iv) the Buyer Class A Common Stock issuable in accordance with this Agreement has been approved for listing on Nasdaq (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 8.08. Section 16 Matters. Prior to the Effective Time, Buyer shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the Buyer Common Stock or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Buyer to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matter, and Buyer shall permit counsel to the Company an opportunity to review in advance, and Buyer shall consider in good faith the view of such counsel in connection with, any such steps.

Section 8.09. Buyer Board of Directors and Officers.

(a) Except as otherwise agreed in writing by the Company and Buyer prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and Nasdaq listing requirements, Buyer shall use its reasonable best efforts prior to the Effective Time to ensure that the individuals, as agreed between Buyer and the Company pursuant to the parameters set forth on Schedule 8.09, are elected as the only directors of Buyer with no vacancies or unfilled newly created directorships (including by seeking to obtain from each existing director, as necessary, an irrevocable resignation effective as of the Effective Time), in each case effective immediately after the Closing, and the identities of such individuals shall be made publicly available as promptly as practicable following the date hereof (but in any event prior to the date on which the Proxy Statement is filed with the SEC in definitive form).

(b) Buyer shall take all necessary action prior to the Effective Time such that (i) each officer of Buyer in office immediately prior to the Effective Time shall cease to be an officer immediately following the Effective Time (including by causing each such officer to tender an irrevocable resignation as officer, effective as of the Effective Time), (ii) the persons constituting the officers of the Company as of immediately prior to the Effective Time shall, as of immediately following the Effective Time, be appointed as the officers of Buyer and (iii) each of the members of the board of directors of Buyer immediately prior to the Effective Time set forth on Schedule 8.09(b) shall cease to be directors immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as director, effective as of the Effective Time).

(c) If necessary to effect the foregoing in this Section 8.09, the board of directors of Buyer shall adopt resolutions prior to the Effective Time that expand or decrease the size of the board of directors of Buyer.

Section 8.10. Qualification as an Emerging Growth Company. Buyer shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” as defined in Rule 12b-2 under the Exchange Act; and (b) not take any action that would cause Buyer to not qualify as an “emerging growth company” as defined in Rule 12b-2 under the Exchange Act.

Section 8.11. Registration Statement and Proxy Statement.

(a) Buyer shall use its best efforts to ensure that, at the Effective Time, the Registration Statement (together with any amendments or supplements thereto) (i) complies in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the Effective Time.

(b) Buyer shall use its best efforts to ensure that, when first filed in accordance with Rule 424(b) of the Securities Act or pursuant to Section 14A of the Exchange Act, the Merger Materials (together with any amendments or supplements thereto) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Buyer shall further use its best efforts to ensure that, as of each of (i) the date of any filing thereof pursuant to Rule 424(b) of the Securities Act, (ii) the date the Merger Materials are first mailed to Buyer Stockholders or the stockholders of the Company, and (iii) the time of the Special Meeting, the Proxy Statement (together with any amendments or supplements thereto) and, as of the date of the last Written Consent, the Consent Solicitation Statement, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the applicable time.

(c) Notwithstanding anything in this Section 8.11 to the contrary, Buyer shall have no responsibility with respect to information supplied by the Company in writing for inclusion in the Registration Statement, the Merger Materials, or any amendment or supplement thereto.

ARTICLE IX

JOINT COVENANTS

Section 9.01. Support of Transaction. Without limiting any covenant contained in ARTICLE VII or ARTICLE VIII, including the obligations of the Company and Buyer with respect to the notifications, filings, reaffirmations and applications described in Section 7.03 and Section 8.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 9.01, Buyer and the Company shall each, and shall each cause their respective Subsidiaries to, use their commercially reasonable efforts to (a) assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions; (b) obtain all material consents and approvals of, and provide notice to, third parties that any of Buyer, the Company, or their respective Affiliates are required to obtain or provide, as applicable, in order to consummate the Transactions; provided, that the Company shall not be required to seek any such required consents or approvals of third-party counterparties to Contracts with any Acquired Company to the extent such Contract is otherwise terminable at will, for convenience or upon or after the giving of thirty day notice of termination by a party thereto unless otherwise agreed in writing by the Company and Buyer; and (c) take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Parties set forth in ARTICLE X or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable (including providing any reasonable and customary certifications, negative assurance letters, auditor comfort letters and other materials necessary to permit another Party to comply with its obligations to any underwriter, capital markets advisor or financial advisor of any Party in connection with Transactions). Notwithstanding the foregoing, in no event shall any Buyer Party or any Acquired Company be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which any Acquired Company is a party or otherwise required in connection with the consummation of the Transactions, except as otherwise provided herein.

Section 9.02. Consent Solicitation Statement; Proxy Statement; Buyer Special Meeting.

(a) Registration Statement; Consent Solicitation Statement; Proxy Statement.

(i) Buyer and the Company shall cooperate to prepare and file as promptly as reasonably practicable following the date hereof a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by Buyer with the SEC pursuant to which the offer and issuance of the shares of Buyer Class A Common Stock issuable in the Merger will be registered with the SEC, which shall contain (i) a consent solicitation statement in connection with the solicitation by the Company of written consents from the holders of the shares of Company Stock to obtain the Company Stockholder Approval (the “Consent Solicitation Statement”) in preliminary form of the type contemplated by Regulation 14A promulgated under the Exchange Act, prepared by the Company in consultation with Buyer and its counsel as provided in this Section and (ii) a proxy statement in connection with the solicitation by Buyer of proxies from the holders of the shares of Buyer Common Stock to obtain the shareholder approval of the Buyer Stockholder Matters (the “Proxy Statement”) in preliminary form of the type contemplated by Regulation 14A promulgated under the Exchange Act in consultation with the Company and its counsel as provided in this Section 9.02, in all cases describing this Agreement, the Merger and the other Transactions.

(ii) Buyer shall send the definitive Proxy Statement to the Buyer Stockholders in advance of the Special Meeting for the purpose of, among other things: (A) providing Buyer Stockholders with the opportunity to redeem shares of Buyer Class A Common Stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two Business Days prior to the date of the Special Meeting (the “Buyer Stockholder Redemption”); and (B) soliciting proxies from holders of Buyer Class A Common Stock to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Buyer Class A Common Stock in connection with the Merger (including approvals as may be required by Nasdaq); (3) the amendment and restatement of the Existing Buyer Certificate of Incorporation in substantially the form of the Buyer Charter attached as Exhibit B hereto; (4) the election of the members of Buyer’s board of directors in accordance with Section 8.09; (5) any other proposals that either the SEC or Nasdaq (or any of their respective staff members) indicates is necessary in its comments to the Merger Materials or in correspondence related thereto; (6) the adoption and approval of certain differences between the Buyer Organizational Documents prior to the Effective Time and the proposed Buyer Charter and the proposed Buyer Bylaws; (7) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt any of the foregoing; and (8) any other proposals the Parties agree are necessary or desirable to consummate the Transactions (collectively, the “Buyer Stockholder Matters”). Without the prior written consent of the Company, the Buyer Stockholder Matters shall be the only matters (other than procedural matters) which Buyer shall propose to be acted on by Buyer Stockholders at the Special Meeting, as adjourned or postponed.

(iii) Buyer and the Company each shall use its reasonable best efforts to (x) cause the Registration Statement to be declared effective as promptly as practicable, and (y) keep the Registration Statement effective as long as is necessary to consummate the Transactions. Each of the Company and Buyer shall otherwise reasonably assist and cooperate with each of the other Parties in the preparation of the Merger Materials and the resolution of any comments thereon received from the SEC. In furtherance of the foregoing, the Company (I) agrees to provide Buyer promptly with all information concerning the business, management, operations and financial condition of the Company and its Subsidiaries, in each case, reasonably requested by Buyer for inclusion in the Merger Materials and (II) agrees to cause the Company’s and each of its Subsidiaries’ respective officers and employees to be reasonably available to the Buyer Parties and their counsel in connection with the drafting of the Merger Materials and to respond in a timely manner to comments on the Merger Materials from the SEC. For purposes of this Agreement, the term “Merger Materials” means the Registration Statement (including the prospectus forming a part thereof, the Consent Solicitation Statement and the Proxy Statement) and any amendments thereto.

(iv) As promptly as practicable (but in no event later than three Business Days, except as otherwise required by applicable Law) following the effective date of the Registration Statement, (A) Buyer shall cause the Proxy Statement to be mailed to its stockholders of record as of the record date to be established by the board of directors of Buyer in accordance with Section 9.02(b), and (B) the Company shall cause the Consent Solicitation Statement to be mailed to its stockholders of record as of the record date to be established by the board of directors the Company.

(v) Each of Buyer and the Company will make available to the other drafts of the Merger Materials and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Merger Materials or such other documents and will provide the other with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith, and neither Buyer nor the Company shall file any such documents with the SEC without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed). Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of: (A) the time when the Merger Materials have been filed; (B) the time the Registration Statement is declared effective; (C) the time the Proxy Statement and the Consent Solicitation Statement, respectively, is mailed to its stockholders; (D) the filing of any supplement or amendment to the Merger Materials; (E) any request by the SEC for amendment of the Merger Materials; (F) any comments from the SEC relating to the Merger Materials and responses thereto; or (G) requests by the SEC for additional information. The Parties shall respond to any comments of the SEC staff on the Merger Materials as promptly as practicable and shall use their respective reasonable best efforts to resolve any comments from the staff of the SEC on the Registration Statement, the Consent Solicitation Statement and the Proxy Statement as promptly as practicable.

(vi) If, at any time on or after the date on which the Registration Statement is declared effective and prior to the Closing, either Buyer or the Company shall discover any information that should be set forth in an amendment or supplement to the Merger Materials so that the Merger Materials would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, they shall give the other prompt written notice thereof, and Buyer and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Merger Materials such that the Merger Materials no longer contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided that no information received by Buyer or the Company pursuant to this Section 9.02(a)(vi) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

(vii) Each Party agrees to make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” Laws, and any rules and regulations promulgated under any of the foregoing.

(b) Buyer Special Meeting. Buyer shall, prior to or as promptly as practicable following the effective date of the Registration Statement (and in no event later than the date the Merger Materials are required to be mailed in accordance with Section 9.02(a)), duly call and give notice of the Special Meeting. Buyer shall convene and hold a meeting of Buyer Stockholders for the purpose of obtaining the approval of the Buyer Stockholder Matters (the “Special Meeting”), which meeting shall be held not more than 30 days after the date on which Buyer commences the mailing of the Proxy Statement to its stockholders (other than as required by applicable Law or as agreed by the Company). Buyer shall use its reasonable best efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of the Buyer Stockholder Matters at the Special Meeting, including as such Special Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of the Buyer Stockholder Matters. Buyer shall include the Buyer Board Transaction Recommendation in the Proxy Statement. The board of directors of Buyer shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Transaction Recommendation. Buyer agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Buyer Stockholder Matters shall not be affected by any intervening event or circumstance other than termination of this Agreement, and Buyer agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the Buyer Stockholder Matters, in each case in accordance with this Agreement, regardless of any intervening event or circumstance other than termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall be entitled to (and, in the case of the following clauses (ii) and (iii), at the request of the Company, shall) postpone or adjourn the Special Meeting for a period of no longer than 15 days: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Buyer has determined in good faith is required by applicable Law is disclosed to Buyer Stockholders and for such supplement or amendment to be promptly disseminated to Buyer Stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Buyer Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Buyer Stockholder Matters; or (iv) only with the prior written consent of the Company, for purposes of satisfying the condition set forth in Section 10.01(d) hereof; provided, that, notwithstanding any longer adjournment or postponement period specified at the beginning of this sentence, in the event of any such postponement or adjournment, Buyer shall reconvene the Special Meeting as promptly as practicable following such time as the matters described in such clauses have been resolved. Buyer shall keep the Company reasonably informed regarding all matters relating to the Buyer Stockholder Matters and the Special Meeting.

(c) Extension of Time Period to Consummate a Business Combination.

(i) Buyer has filed with the SEC a proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend (A) the Buyer Organizational Documents, and (B) the Trust Agreement, in each case, to extend the time period for Buyer to consummate a Business Transaction so as to extend the date by which Buyer must consummate a Business Transaction in accordance with the Buyer Organizational Documents and the Trust Agreement beyond January 20, 2023 (the “Extension”), such date as so extended in accordance with the provisions of this Section 9.02(c) being referred to hereinafter as the “Extension Approval End Date” (clauses (A) and (B) together, the “Extension Proposals”). Buyer shall use best efforts to cause the Extension Proxy Statement to comply with all applicable Laws and to resolve any comments issued by the staff of the SEC with respect to the Extension Proxy Statement as promptly as practicable after such filing.

(ii) To the extent not prohibited by Law, Buyer shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Buyer or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement in connection therewith promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Buyer to those comments and to provide comments on that response (to which Buyer shall give reasonable and good faith consideration).

(iii) Buyer shall use its reasonable best efforts to ensure that none of the information supplied in writing by or on its behalf for inclusion or incorporation by reference in the Extension Proxy Statement will, as of (A) the date the Extension Proxy Statement is first mailed to the Buyer Stockholders and (B) the time of the Extension Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(iv) If at any time prior to the Extension Stockholders’ Meeting any information relating to any Buyer Party or any of their Affiliates, directors or officers is discovered by any Buyer Party, that is required to be set forth in an amendment or supplement to the Extension Proxy Statement so that none of such documents would include any untrue of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, Buyer shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate to the Buyer Stockholders.

(v) Buyer shall, (A) as promptly as practicable in accordance with the Exchange Act and SEC rules and regulations, (1) cause the Extension Proxy Statement to be disseminated to the Buyer Stockholders in compliance with applicable Law, and (2) establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders for a date no later than three Business Days prior to the Extension Approval End Date (the “Extension Stockholders’ Meeting”) for purposes of obtaining the Buyer Extension Approval”, in each case, in accordance with the Buyer Organizational Documents and Nasdaq Listing Rule 5620(b), (B) solicit proxies from the Buyer Stockholders to vote in favor of each of the Extension Proposals, and (C) provide its stockholders with the opportunity to redeem their shares of Buyer Class A Common Stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two Business Days prior to the date of the Extension Stockholders’ Meeting (the “Buyer Extension Redemptions”); provided, that, notwithstanding anything to the contrary set forth in this Section 9.02(c), to the extent that (x) the approval of the Buyer Stockholder Matters has been obtained, and (y) the Closing has occurred, in each case, prior to the Extension Approval End Date, all obligations under this Section 9.02(c) shall terminate and be of no further force or effect. Buyer shall, through its board of directors, recommend to the Buyer Stockholders the approval of the Extension Proposals and include such recommendation in the Extension Proxy Statement. The board of directors of Buyer shall not withdraw, amend, qualify or modify its recommendation to the Buyer Stockholders that they vote in favor of the Extension Proposals. Buyer may only adjourn the Extension Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Buyer Extension Approval, (ii) for the absence of a quorum, or (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Buyer has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Buyer Stockholders prior to the Extension Stockholders’ Meeting; provided, that the Extension Stockholders’ Meeting (x) may not be adjourned to a date that is more than 20 days after the date for which the Extension Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law), and (y) is held no later than the date that is three Business Days prior to the Extension Approval End Date.

(vi) The Company hereby agrees that the Company will be obligated to pay 50% of the fees and expenses incurred by Buyer relating to obtaining the Extension (the “Extension Fees”), with the Company’s portion of the Extension Fees to be paid by the Company drawing down from the Debt Facility an amount that is equal to, in the Sponsor’s sole discretion, either (x) 50% of the Extension Fees, or (y) 100% of the Extension Fees, in which case the Sponsor shall forfeit to Buyer a number of shares of Buyer Class B Common Stock, valued at $10.00 per share, equivalent in value, in the aggregate, to 50% of the Extension Fees, and such forfeited shares shall be cancelled and retired by Buyer. The Company shall wire to the Sponsor (i) an amount in cash equal to the Extension Fees relating to the Initial Extension (as defined in the definitive Extension Proxy Statement filed by Buyer with the SEC on December 5, 2022 (the “Definitive Extension Proxy Statement”)) within one Business Day of the Buyer Extension Approval, and (ii) an amount in cash equal to the Extension Fees relating to any Subsequent Extension (as defined in the Definitive Extension Proxy Statement) no later than the fifteenth day of the month prior to such Subsequent Extension. For the avoidance of doubt, the Company’s obligation to bear a portion of the Extension Fees under this Section 9.02(c)(vi) shall be subject to and conditioned upon Buyer timely applying for and obtaining the Extension as contemplated under Section 9.02(c)(i), it being understood that should Buyer fail to obtain the Extension, the Company shall be relieved of its obligations under Section 9.02(c)(i).

Section 9.03. Exclusivity.

(a) Except as set forth on Schedule 9.03(a), during the Interim Period, the Company shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than Buyer or any of its Affiliates or Representatives) concerning: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale lease, exchange, transfer or other disposition of all or a material portion of the assets of the Company or its Subsidiaries or any capital stock or other equity interests of the Company or its Subsidiaries in a single transaction or series of transactions; or (iii) any purchase, lease, exchange, transfer or other acquisition of (A) all or a material portion of the assets of any Person by the Company or its Subsidiaries or (B) any capital stock or other equity interests of any Person by the Company or its Subsidiaries, in each case, in a single transaction or series of transactions (each such acquisition transaction, but excluding, for the avoidance of doubt, the Transactions, an “Acquisition Transaction”); provided, that the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 9.03(a). The Company shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or that is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b) During the Interim Period, Buyer shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company, its stockholders and their respective Affiliates and Representatives; provided, that the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 9.03(b). Buyer shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or that is reasonably likely to give rise to or result in, a Business Combination Proposal.

(c) Each of Buyer and the Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 9.03 has occurred, the actions of each Party’s respective Affiliates and Representatives shall be deemed to be the actions of such Party, and each Party shall be responsible for any breach of this Section 9.03 by any of such Party’s Affiliates or Representatives.

Section 9.04. Tax Matters.

(a) Notwithstanding anything to the contrary in any Transaction Agreement, Buyer shall pay all Transfer Taxes. Buyer shall, at its own expense, file all necessary Tax Returns with respect to all such Transfer Taxes, and, if required by applicable Law, the Acquired Companies will join in the execution of any such Tax Returns.

(b) For U.S. federal income Tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income Tax treatment), each of the Parties intends that the Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder (the “Intended Income Tax Treatment”). The Parties will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment and will not take any inconsistent position on any Tax Return. Each of the Parties agrees to promptly notify all other Parties in writing of any challenge to the Intended Income Tax Treatment by any Governmental Authority (with such notice including a copy of any such challenge).

(c) No Party shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Merger from so qualifying for the Intended Income Tax Treatment.

(d) The Company, Buyer and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

Section 9.05. Confidentiality; Publicity.

(a) The Parties acknowledge that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby or hereby. The Company acknowledges that Buyer may, in its sole discretion, seek to obtain third-party financing in connection with the Transactions, and that Buyer shall be entitled to disclose (i) information relating to the Company and the Transactions, which may include Confidential Information (as defined in the Confidentiality Agreement), to bona fide potential financing sources in any such financing, in each case, pursuant to a customary non-disclosure agreement and, (ii) to the extent required by the Exchange Act and the rules and regulations promulgated thereunder, any information contained in any presentation to financing sources in any such financing, which may include Confidential Information; provided, that, in the case of this clause (ii), Buyer provides the Company in advance with a reasonable opportunity to review and provide comments to such presentation and the Company reasonably consents to the contents thereof (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Prior to the Closing, none of Buyer and/or Merger Sub, on the one hand, and the Company, on the other hand, shall, nor authorize any of their respective Representatives to, issue or make any public announcement or public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of, with respect to Buyer and Merger Sub, the Company and, with respect to the Company, Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case Buyer and/or Merger Sub or the Company, as applicable, shall use its reasonable best efforts to obtain such consent with respect to such announcement or communication with the other Party, prior to announcement or issuance; provided, that each Party and its Affiliates may make announcements regarding the status and terms of this Agreement and the Transactions that have already been made public without a breach of this Section 9.05 to their respective directors, managers, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, and provided, further, that, subject to Section 7.02 and this Section 9.05, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent; provided, further, that, notwithstanding anything to the contrary in this Section 9.05(b), nothing herein shall modify or affect Buyer’s obligations pursuant to Section 9.02.

(c) At least five Business Days prior to the date the Parties reasonably expect the Closing will occur, Buyer and the Company shall mutually begin preparing a draft Current Report on Form 8-K in connection with the announcement of the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the Transactions pursuant to Form 8-K (each, a “Closing Form 8-K”). Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the Transactions (“Closing Press Release”). Substantially concurrently with the Closing, Buyer shall distribute the Closing Press Release, and, as soon as practicable thereafter, each of Buyer and the Company shall file a Closing Form 8-K with the SEC.

Section 9.06. Post-Closing Cooperation; Further Assurances(a) . Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

ARTICLE X

CONDITIONS TO OBLIGATIONS

Section 10.01. Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a) HSR Approval. The applicable waiting period(s) under the HSR Act (and any extension thereof, or any timing agreements, understandings or commitments obtained by request or other action of any Regulatory Consent Authority as applicable) shall have expired or been terminated.

(b) No Prohibition. There shall not be in effect or pending any Governmental Order or Law making the Transactions illegal or otherwise enjoining or prohibiting the consummation of the Transactions.

(c) Net Tangible Assets. Buyer shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Buyer Stockholder Redemption and immediately prior to Closing.

(d) Shareholder Approvals. (i) The approval of the Buyer Stockholder Matters shall have been duly obtained in accordance with the General Corporation Law of the State of Delaware, the Buyer Organizational Documents and the rules and regulations of Nasdaq; provided, that the condition in this Section 10.01(d) shall be deemed satisfied if approval of all Buyer Stockholder Matters (other than clauses (4), (5), (7) and/or (8) of the definition thereof) have been so obtained and (ii) the Company Stockholder Approval shall have been obtained.

(e) Registration Statement Effectiveness. The Registration Statement shall have become effective in accordance with the Securities Act, no stop order shall have been issued by the SEC with respect to the Registration Statement and no Action seeking any such stop order shall have been initiated by the SEC and not withdrawn.

(f) Nasdaq Listing. The shares of Buyer Class A Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance.

(g) Buyer Extension Approval. Solely to the extent that an Extension Stockholders’ Meeting is required to be held, the Buyer Extension Approval shall have been obtained.

Section 10.02. Additional Conditions to Obligations of Buyer Parties. The obligations of the Buyer Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Buyer:

(a) Representations and Warranties.

(i) The Company’s Specified Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of the Company contained in Section 5.04 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii) Each of the representations and warranties of the Company contained in ARTICLE V (other than the Company’s Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have duly performed or complied with, in all material respects, all of its covenants and agreements contained in this Agreement that the Company was required to perform prior to the Closing.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(d) Officer’s Certificate. The Company shall have delivered to Buyer a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(a), Section 10.02(b) and Section 10.02(c) have been fulfilled.

(e) Related Transactions. The transactions set forth on Schedule 10.02(e) shall have been consummated.

(f) Transaction Agreements. Each of the Company and each stockholder of the Company, as applicable, shall have executed and delivered to Buyer a copy of each Transaction Agreement to which it is a party.

Section 10.03. Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.

(i) Buyer’s Specified Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of the Buyer Parties contained in Section 6.12 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii) Each of the representations and warranties of the Buyer Parties contained in ARTICLE VI (other than Buyer’s Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on Buyer or on the ability of Buyer to consummate the Transactions.

(b) Agreements and Covenants. Each Buyer Party shall have duly performed or complied with, in all material respects, all of its covenants and agreements contained in this Agreement that such Buyer Party was required to perform prior to the Closing.

(c) Officer’s Certificate. Buyer shall have delivered to the Company a certificate signed by an officer of Buyer, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.03(a), Section 10.03(b) and Section 10.03(e) have been satisfied.

(d) Buyer Organizational Documents. The Existing Buyer Certificate of Incorporation and Buyer’s existing bylaws shall be amended and restated in the form of the Buyer Charter and the Buyer Bylaws, respectively, and the Buyer Charter shall have been filed with the Delaware Secretary of State and have become effective.

(e) No Material Adverse Effect on Buyer. No material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any such Buyer Party is a party, as applicable, shall have occurred since this date of this Agreement and be continuing.

(f) Transaction Agreements. Each of Buyer, the Sponsor, and Buyer Stockholder, as applicable, shall have executed and delivered to the Company a copy of each Transaction Agreement to which it is a party.

(g) Debt and Bridge Loan Facilities. CB Agent Services LLC (or a syndicate of lenders thereof) shall have provided to the Company the Debt Facility (which, by definition, includes the Bridge Loan Facility) on such terms and conditions as are the same as or more favorable to the Company than the commercial terms and conditions contained in the Term Sheet; provided, that, in the event that the Company has obtained alternative debt financing, the condition set forth in this Section 10.03(g) shall automatically be deemed to have been waived by the Company.

Section 10.04. Frustration of Conditions. None of the Buyer Parties or the Company may rely on the failure of any condition set forth in this ARTICLE X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions to such Party’s obligation to consummate the Transactions (or cause the Transactions to be consummated) to be satisfied, as required by Section 9.01.

ARTICLE XI

TERMINATION/EFFECTIVENESS

Section 11.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing only as follows:

(a) by written consent of the Company and Buyer;

(b) by written notice from either the Company or Buyer to the other if any Governmental Authority shall have issued any Governmental Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions, and such Governmental Order or other action shall have become final and non-appealable;

(c) by written notice to the Company from Buyer if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to 20 Business Days (or any shorter period of the time that remains between the date Buyer provides written notice of such violation or breach and the Termination Date or the Extended Termination Date, as applicable) after receipt by the Company of notice from Buyer of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before July 20, 2023 (the “Termination Date”); provided, that, if any bona fide Action for specific performance or other equitable relief by the Company with respect to this Agreement or any other Transaction Agreement or otherwise with respect to the Transaction is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any Party until the date that is 30 days following the date on which a final, non-appealable Governmental Order has been entered with respect to such Action and the Termination Date shall be deemed to be such later date for all purposes of this Agreement (the “Extended Termination Date”); provided, further, that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if Buyer’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(d) by written notice to Buyer from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any Buyer Party set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating Buyer Breach”), except that, if any such Terminating Buyer Breach is curable by such Buyer Party through the exercise of its reasonable best efforts, then, for a period of up to 20 Business Days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date or the Extended Termination Date, as applicable) after receipt by Buyer of notice from the Company of such breach, but only as long as Buyer continues to exercise such reasonable best efforts to cure such Terminating Buyer Breach (the “Buyer Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Buyer Breach is not cured within the Buyer Cure Period or (ii) the Closing has not occurred on or before the Termination Date or the Extended Termination Date, as applicable; provided, that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(e) by written notice from either the Company or Buyer to the other if the approval of the Buyer Stockholder Matters by the Buyer Stockholders is not obtained at the Special Meeting (subject to any adjournment, postponement or recess thereof); provided, that the right to terminate this Agreement under this Section 11.01(e) shall not be available to Buyer if, at the time of such termination, Buyer is in breach of Section 9.02; provided, further, that no termination right shall be available to any Party pursuant to this Section 11.01(e) if clauses (4), (5), (6), (7) and/or (8) of the definition of Buyer Stockholder Matters are the only approvals of the Buyer Stockholder Matters not so obtained at the Special Meeting;

(f) by written notice to the Company from Buyer if the Company fails to deliver executed copies of the Written Consent collectively representing the Company Stockholder Approval to Buyer within 10 Business Days of the date that the Consent Solicitation Statement was required to be disseminated to the Company’s stockholders pursuant to Section 7.05; or

(g) by the Company, if the Debt Facility or alternative debt financing has not been provided to the Company by February 5, 2023, subject to extension in the Company’s sole discretion, or has not been provided to the Company on terms and conditions as are the same as or are more favorable to the Company than the commercial terms and conditions contained in the Term Sheet.

Section 11.02. Effect of Termination. Except as otherwise set forth in this Section 11.02 or Section 12.13, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for Fraud or any intentional and willful breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 7.04 (No Claim Against the Trust Account), Section 9.05 (Confidentiality; Publicity), this Section 11.02 (Effect of Termination) and ARTICLE XII of this Agreement (collectively, the “Surviving Provisions”) and the provisions of the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in any of the Surviving Provisions that are required to survive in order to give appropriate effect to such provisions, shall in each case survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive in writing any of its rights or conditions in its favor under this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 12.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 12.02. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed (provided, that no “bounce-back” or similar message is received), addressed as follows:

(i) If to the Buyer Parties, to:

Edify Acquisition Corp.
888 Seventh Avenue – Floor 29
New York, NY 10106
Attention:	Morris Beyda, Chief Financial Officer
Email:	[_]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael J. Aiello
Eoghan P. Keenan
E-mail:	michael.aiello@weil.com
eoghan.keenan@weil.com

(ii) If to the Company or the Surviving Corporation, to:

Unique Logistics International, Inc.
154-09 146th Avenue – 3rd Floor
Jamaica, NY 11434
Attention:	Sunandan Ray, Chief Executive Officer
Email:	[_]

with a copy (which shall not constitute notice) to:

Lucosky Brookman LLP
101 S. Wood Avenue
Iselin, NJ 08830
Attention:	Lawrence Metelitsa, Esq.
Email:	lmetelitsa@lucbro.com

or to such other address or addresses as any Party may from time to time designate for itself in writing to the other Parties. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 12.03. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties; provided, that (a) the Company may delegate the performance of its obligations or assign its rights hereunder in part or in whole to any controlled Affiliate of the Company so long as the Company remains fully responsible for the performance of the delegated obligations and (b) the Company may collaterally assign its rights under this Agreement to its lenders or other third-party financing sources. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.02 shall be null and void, ab initio.

Section 12.04. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Buyer (and any of their respective successors, heirs and Representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.02 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and any of their respective successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 12.14.

Section 12.05. Expenses.

(a) All fees, costs and expenses incurred in connection with any competition, antitrust or other regulatory filings, including the filing of the Merger Materials, or the receipt of any approvals required in connection with the Transactions, shall be paid when due and borne by the Company up to a maximum amount of $13,000,000 (the “Cap”).

(b) Subject to the Cap provided for in Section 12.05(a) above and except as otherwise provided herein or the other Transaction Agreements, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers, accountants, consultants and other service providers; provided, that, if the Closing occurs, Buyer shall pay out of the proceeds of the Trust Account, or cause the Company to pay, at or promptly after Closing, all Buyer Transaction Expenses and all Company Transaction Expenses due on or prior to the Closing Date up to the Cap.

Section 12.06. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction, except that (a) the internal affairs of the Company, and (b) all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the NRS shall be governed by the Laws of the State of Nevada.

Section 12.07. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 12.08. Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement (including as a heading set forth in the Schedules) shall be deemed to be a disclosure with respect to (a) such referenced section(s) or schedule(s) and (b) all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes. Capitalized terms used but not defined in the Schedules have the meanings specified in this Agreement.

Section 12.09. Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements, and that certain Confidentiality Agreement, dated as of July 13, 2022, by and between Buyer and the Company (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between or among the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Agreements, and the Confidentiality Agreement.

Section 12.10. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement (and by each of the Parties to this Agreement) and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 11.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 12.10.

Section 12.11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 12.12. Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives, to the fullest extent permitted by Law, any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 12.13. Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any other Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Transaction Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any other Transaction Agreement in accordance with this Section 12.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 12.14. Non-Recourse. Subject in all respects to the last sentence of this Section 12.14, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Buyer or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions. Notwithstanding the foregoing, nothing in this Section 12.14 shall limit, amend or waive any rights or obligations of any party to any other Transaction Agreement.

Section 12.15. Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations, agreements or other provisions in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and each such representation, warranty, covenant, obligation, agreement or other provision shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing, and then only with respect to any breaches occurring at or after the Closing, and (b) this ARTICLE XII.

Section 12.16. Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions; (iii) the Buyer Party Representations constitute the sole and exclusive representations and warranties of Buyer and Merger Sub; (iv) except for the Company Representations by the Company and the Buyer Party Representations by the Buyer Parties, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company and the Buyer Party Representations by the Buyer Parties. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such other Transaction Agreement to which it is a party or an express third-party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, Buyer understands and agrees that any assets, properties and business of the Acquired Companies are furnished “as is”, “where is” and subject to and, except for the Company Representations by the Company or as provided in any certificate delivered in accordance with Section 10.02(d), with all faults and without any other representation or warranty of any nature whatsoever. Nothing in this Section 12.16(a) shall relieve any Party of liability in the case of Fraud committed by such Party.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action that it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign Law or otherwise (including any Actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Laws). Each Party acknowledges and agrees that it will not assert, institute or maintain any Action or investigation of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 12.16. Notwithstanding anything herein to the contrary, nothing in this Section 12.16(b) shall preclude any Party from seeking any remedy for Fraud committed by another Party. Each Party shall have the right to enforce this Section 12.16 on behalf of any Person that would be benefitted or protected by this Section 12.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 12.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the Transactions, including any other Transaction Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

EDIFY ACQUISITION CORP.

By:	/s/ Morris Beyda_
Name:	Morris Beyda
Title:	Chief Financial Officer

EDIFY MERGER SUB, INC.

By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	President

[Buyer and Merger Sub Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	Chief Executive Officer

[Company Signature Page to Merger Agreement]

Schedule A

Illustrative Allocation Schedule

Schedule A-1

Exhibit A

Form of Company Voting and Support Agreement

A-1

Exhibit B

Form of Buyer Charter

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
(a Delaware corporation)

The current name of the corporation is Edify Acquisition Corp. The corporation was incorporated under the name Edify Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 30, 2020. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s certificate of incorporation, as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The certificate of incorporation of the corporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Unique Logistics International Holdings, Inc. (the “Corporation”).

ARTICLE II
AGENT

The address of the Corporation’s registered office in the State of Delaware is 108 W. 13th Street, Suite 100, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is Vcorp Services, LLC.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 100,000,000, of which 95,000,000 shall be designated as common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”), including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b) Reclassification of Class B Common Stock. Upon the filing and effectiveness of this Certificate with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Class B common stock, par value $0.001 per share, of the Corporation, issued and outstanding or held in treasury immediately prior to the Effective Time (“Old Common Stock”) and without any action on the part of the holder thereof, shall be reclassified as and converted into one share of Common Stock, with a par value of $0.001 per share. Any stock certificate or book entry representing shares of Old Common Stock shall thereafter represent a number of whole shares of Common Stock into which such shares of Old Common Stock shall have been reclassified.

(c) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, whether full, limited or no voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of seven directors or such other number as may be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2 Vacancies; Removal.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and unless otherwise restricted by law, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

(c) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI
STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless such action has been approved in advance by the Board of Directors.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII
AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX
EXCULPATION

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. To the fullest extent permitted by the DGCL, the officers of the Corporation for which exculpation is permitted shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed as of this __ day of ______________, 2022.

UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:

Exhibit C

Form of Buyer Bylaws

AMENDED AND RESTATED BY-LAWS
of

UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.

(formerly, EDIFY ACQUISITION CORP.)
(the “Corporation”)

Article I - Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, if any, date and time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, the Chairman of the Board, or the Board of Directors, but such special meetings may not be called by any other person or persons. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these By-laws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder of record as of the record date for determining stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

4. Quorum. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these Amended and Restated By-laws (as the same may be further amended and/or restated, the “By-laws”), the holders of a majority in voting power of all stock outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders; provided that where a separate vote by a class or series or classes or series is required, the holders of a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

5. Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation, these By-laws or applicable law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by a majority of the votes cast on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws.

7. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, a Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer is unable to do so for any reason.

8. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

9. Stockholder Lists. The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by the DGCL, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.

10. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered in accordance with these Bylaws, (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 10(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3) A stockholder’s notice delivered pursuant to this Section 10 shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 10 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(B) Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for the election to the Board of Directors to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (1) by or at the direction of the Board of Directors or any committee thereof or (2) by any stockholder of the Corporation who is entitled to vote at the meeting on such matters, who complies with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 or the Stockholders Agreement shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by the DGCL, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) of this Section 10), and compliance with paragraphs (A)(1)(d) and (B) of this Section 10 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

Article II - Directors

1. Powers. Except as otherwise provided by the Certificate of Incorporation or applicable law, the business of the Corporation shall be managed by or under the direction of a Board of Directors.

2. Number and Qualification. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors need not be stockholders.

3. Vacancies; Reduction of Board. A majority of the directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors. In lieu of filling any vacancy, the Board of Directors may reduce the number of directors.

4. Tenure. Except as otherwise provided by law or the Certificate of Incorporation, each director shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director or the entire Board of Directors may be removed from office with or without cause by vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in an election of directors.

6. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, the Chairman of the Board, or by two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director in person, by telephone, or by electronic mail or other form of electronic transmission, sent to such director’s business or home address at least twenty four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty eight (48) hours in advance of the meeting, or on such shorter notice as the persons calling such meeting may deem necessary or appropriate in the circumstances.

8. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, unless otherwise provided in the following sentence, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws. So long as there are two (2) or fewer Directors, any action to be taken by the Board of Directors shall require the approval of all Directors.

10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. After an action is so taken, the writing or writings or electronic transmission or transmissions shall be filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11. Committees. The Board of Directors may establish one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these By-laws.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.

Article III - Officers

1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Revenue Officer and Secretary, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. All officers must be natural persons and any natural person may hold two or more offices.

2. Election. Each of the officers shall be elected by the Board. None of said officers need be a director. Except as hereinafter provided or subject to the express provisions of a contract authorized by the Board of Directors, each of said officers shall hold office from the date of his or her election and until his or her successor shall have been duly elected and qualified or until his or her removal or resignation.

3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

4. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. Chairman of the Board and Vice Chairman. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8. Powers and Duties. The powers and duties of the corporate officers shall be as provided in these By-laws or as determined by the Board.

9. Chief Executive Officer. The Chief Executive Officer, who, unless otherwise determined by the Board of Directors, shall also be the President, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chairman of the Board of Directors or in the absence or inability to act as the Chairman of the Board of Directors, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board of Directors, but only if the Chief Executive Officer is a director of the Corporation.

10. Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

11. Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds, securities, evidence of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Chief Financial Officer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Chief Financial Officer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. In addition, the Chief Financial Officer shall have such further powers and perform such other duties incident to the office of Chief Financial Officer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

12. Chief Revenue Officer. The Chief Revenue Officer shall be responsible for overall management of the Corporation’s revenue generation. The Chief Revenue Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the position of chief revenue officer, or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

13. Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

14. Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

15. Compensation. The compensation of all executive officers of the Corporation shall be fixed by the Board of Directors or by such committee of the Board of Directors as may be designated from time to time by the Board of Directors.

16. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Article IV – Capital Stock

1. Certificates of Stock; Uncertificated Shares. Shares of stock of the Corporation shall be uncertified, provided that the Board of Directors may by resolution provide that some or all of any class or classes or series of stock shall be certificated. Shares represented by certificates shall be signed by any two duly authorized officers. Each of the following is hereby deemed to be authorized to sign stock certificates: the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, the Secretary or an Assistant Secretary, the Chief Operating Officer and the Chief Revenue Officer. Such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue.

2. Transfers. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Subject to any restrictions on transfer, uncertificated shares may be transferred in accordance with applicable law and any system of issuance, recordation and transfer adopted by the Corporation that is permitted by applicable law.

3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

4. Record Date. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

5. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Article V - Indemnification

1. Definitions. For purposes of this Article V:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

2. Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

7. Contractual Nature of Rights.

(a) The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in pail upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

10. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

Article VI - Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st of each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, a President or Chief Executive Officer, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

4. Voting of Securities. Unless the Board of Directors otherwise provides, a President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6. Corporate Records. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

8. Amendments. Except as otherwise provided by the Certificate of Incorporation or applicable law, these By-laws may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

9. Waiver of Notice. Whenever notice is required to be given under any provision of these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.

Adopted: _______________________, 2022

Exhibit D

Sponsor Support Agreement

D-1

Exhibit E

Lock-Up Agreement

E-1

Exhibit F

Form of Registration Rights Agreement

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2023, is made and entered into by and among Unique Logistics International Holdings, Inc., a Delaware corporation (the “Company”), formerly known as, Edify Acquisition Corp., and each of the undersigned holders of Company securities (and any person or entity who hereafter becomes a party hereto pursuant to Section 5.2 hereof, each of the foregoing may be referred to, individually, as a “Holder” and, collectively, the “Holders”).

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and Colbeck Edify Holdings, LLC, a Delaware limited liability company (the “Sponsor”), are party to that certain Registration Rights Agreement, dated as of January 14, 2021 (the “Original RRA”), which provides certain parties thereto with registration rights with respect to certain securities of the Company held by such parties;

WHEREAS, the Company, Edify Merger Sub, Inc., a Nevada corporation and the wholly-owned subsidiary of the Company (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (“Unique”), are parties to that certain Agreement and Plan of Merger, dated as of December 18, 2022 (as amended or restated from time to time, the “Merger Agreement”), pursuant to which on the date hereof: Merger Sub will merge with and into Unique (the “Merger”), with Unique surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, in connection with the Merger, the Company has agreed to issue shares of its Class A Common Stock, par value $0.0001 per share (“Common Stock”), of the Company to certain of the Holders on or about the date hereof, pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority in interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is a Holder of at least a majority-in-interest of the Registrable Securities as of the date hereof; and

WHEREAS, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten or other coordinated basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Holders” shall have the meaning given in the Preamble.

“Lock-up Period” shall mean any of the Sponsor Lock-up Period, Private Placement Lock-up Period or the lock-up periods specified in the Unique Lock-up Agreement, as applicable, including any exceptions, carve-outs or other exemptions specified therein.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-up Period under the Unique Lock-up Agreement, the Sponsor Support Agreement, the Sponsor Warrants Purchase Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Private Placement Lock-up Period” shall mean the lock-up period described in Section 5(b) of the Sponsor Support Agreement.

“Private Placement Warrants” shall mean the 5,640,000 warrants of the Company issued in connection with the initial public offering of the Company to the Sponsor pursuant to the private placement warrants subscription agreement, dated as of January 14, 2021 (as it may from time to time be amended and including all exhibits referenced therein, the “Sponsor Warrants Purchase Agreement”).

“Registrable Security” shall mean (a)  any outstanding share of Common Stock, the Private Placement Warrants and any other equity security of the Company held by a Holder as of the date of this Agreement or hereafter acquired to the extent such securities are “restricted securities” (as defined in Rule 144), including the shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or any other equity security, and (b) any other equity security of the Company issued or issuable with respect to any of the securities described in the foregoing clause (a) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such security shall cease to be a Registrable Security when: (i) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such security shall have been otherwise transferred, a new certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (iii) such security shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement, or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which shares of Common Stock are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriter discounts and commissions and transfer taxes, if any;

(D) printing, messenger, telephone and delivery expenses;

(E) reasonable fees and disbursements of counsel for the Company;

(F) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(G) reasonable fees and expenses of one (1) legal counsel (and any local or foreign counsel) selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder (other than a Registration Statement on Form S-4 or Form S-8, or their successors), which registration statement covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any subsequent Shelf Registration.

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” shall have the meaning given in the Recitals hereto.

“Sponsor Holders” shall mean the Sponsor and its Permitted Transferees who hold Registrable Securities.

“Sponsor Lock-up Period” shall have the meaning set forth in Section 5(a) of the Sponsor Support Agreement.

“Sponsor Support Agreement” shall mean that certain Amended and Restated Letter Agreement, dated as of December 18, 2022, by and among the Sponsor, the Company and the members of Buyer’s board of directors and/or management team as are party thereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Unique Lock-up Agreement” shall mean that certain lock-up agreement, dated as of December 18, 2022, by and among the Company and certain stockholders of Unique who, in each case, will receive shares of Common Stock in connection with the Transactions.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall, as soon as reasonably practicable, but in any event within twenty (20) business days after the Closing Date, file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) covering, subject to Section 3.4, the public resale of all of the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to cause such Form S-1 Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement following the filing of the Registration Statement and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Form S-1 Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Following the filing of a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as reasonably practicable after the Company is eligible to use Form S-3. As soon as reasonably practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of any such Registration Statement. The Company’s obligation under this Section 2.1.1 shall, for the avoidance of doubt be subject to Section 3.4 hereto. The Company shall maintain a Shelf in accordance with the terms hereof and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date), and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. The Company’s obligation under this Section 2.1.2 shall, for the avoidance of doubt be subject to Section 3.4 hereto.

2.1.3 Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, any one or more Holder (any Holder being, in such case, a “Demanding Holder”) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering: (i) shall include Registrable Securities proposed to be sold by the Demanding Holder(s), either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $20.0 million (the “Minimum Takedown Threshold”), or (ii) is comprised of all remaining Registrable Securities held by the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.3.4, a majority-in-interest of the Demanding Holders shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holders may each demand not more than one (1) Underwritten Shelf Takedown pursuant to this Section 2.1.3 within any six (6)-month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Shelf Takedown pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights entered into after the date hereof held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Shelf Takedown without materially affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements entered into after the date hereof with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5  Withdrawal. Prior to the pricing of an Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating such Underwritten Shelf Takedown shall have the right to withdraw from a Registration pursuant to such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.3, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Holders, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.5.

2.1.6  SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission and/or (ii) withdraw the Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement.

2.1.7  Effective Registration. Except with respect to withdrawals covered by Section 2.1.5, a Registration shall not count as a Registration unless and until (i) the Registration Statement has been declared effective by the Commission, and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated and (y) a majority-in-interest of the Demanding Holders initiating such Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided further that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to an Underwritten Demand Registration becomes effective or is subsequently terminated.

2.1.8 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of a Holder of at least one percent (1.0%) of the outstanding Registrable Securities, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered two (2) times per calendar year for each Holder.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or rights offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (v) for a dividend reinvestment plan, or (vi) for a Block Trade, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Shelf Takedown, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the securities that the Company desires to sell, taken together with (i) the Common Stock or other equity securities, if any, as to which Registration or registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Stock or other equity securities, if any, as to which Registration or registered offering has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and

(c) If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.4.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Block Trades.

2.3.1 Notwithstanding the foregoing, at any time and from time to time when an effective Shelf is on file with the Commission and effective, if a Demanding Holder wishes to engage in a Block Trade, (x) with a total offering price reasonably expected to exceed $10.0 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder (the “Minimum Block Threshold”), then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.3.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade, provided that any other Demanding Holder(s) may elect to have the Company continue a Block Trade if the Minimum Block Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Block Trade by the remaining Demanding Holder(s). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.3.2.

2.3.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

2.3.4 The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

2.3.5 Each Legacy Holder may demand no more than two (2) Block Trades pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.3 hereof.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Buyer initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (60) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission within the time frame required by Section 2.1.1 (to the extent possible) with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further that the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11 obtain a “cold comfort” letter from any independent registered public accountants responsible for audited financial statements that are included or incorporated by reference in any Registration Statement in the event of an Underwritten Registration upon which the participating Holders may rely, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $10.0 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration;

3.1.17 in the event of an Underwritten Offering, a Block Trade, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the cases to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriters to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions enter into a confidentiality agreement, in customary form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information to the extent necessary; and provided further that, except as required by Law, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall consider shall consider in good faith and, to the extent deemed appropriate by the Company in its sole discretion, include; and

3.1.18 in the event of an Underwritten Offering, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agents, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. and, upon the expiration of any such period, the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein.  The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of the Company. For the avoidance of doubt, the obligation to indemnify under this Section 4.01(b) shall be several, not joint and several, among the Holders of Registrable Securities, and the total indemnification liability of a Holder under this Section 4.01(b) shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification in this Section 4.1 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, facsimile or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, facsimile or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 888 7th Avenue, Floor 29, New York, NY 10106, if to the Company, to: 154-09 146th Avenue – 3rd Floor, Jamaica, NY 11434, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Subject to subsection 5.2.5, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN DELAWARE IN THE STATE OF DELAWARE.

5.5 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE SPONSOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected and (b) any amendment hereto or waiver hereof that adversely effects the Sponsor Holders shall also require the written consent of a majority-in-interest of the Sponsor Holders. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) with respect to any Holder, the date on which (A) such Holder no longer holds any Registrable Securities (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale and without compliance with the current public reporting requirements set forth under Rule 144(i)(2). The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10 Other Registration Rights. Other than as may be provided in the Sponsor Warrants Purchase Agreement, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.,

a Delaware corporation

By:
Name:

Title:

HOLDERS:

COLBECK EDIFY HOLDINGS, LLC

By:
Name:
Title, if any:

[insert names of other Holders]

By:
Name:
Title, if any:

By:
Name:
Title, if any:

By:
Name:
Title, if any:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

By:
Name:
Title, if any:

By:
Name:
Title, if any:

By:
Name:
Title, if any:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

TRILLIUM PARTNERS LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

3A CAPITAL ESTABLISHMENT

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

FRONT FOUR MANAGEMENT LLP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit G

Form of Merger Certificate

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

# Instructions for Articles of Conversion/Exchange/Merger

**IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.**

**TYPE or PRINT the following information and submit the filing with Customer Order Instruction Form and payment:**

**In the title box of the form please indicate the type of filing being filed: Articles of Conversion, Exchange or Merger.**

**1. ENTITY INFORMATION:** List the name of the Constituent Entity for a Conversion, Acquired Entity for an Exchange or the Merging Entity for a Merger in the field provided. The jurisdiction (state or country) and entity type (corporation, LLC, etc) must be indicated. If more than one entity is being acquired or merging please list the above information on an additional page.

**2. ENTITY INFORMATION:** List the name of the Resulting Entity for a Conversion, Acquiring Entity for an Exchange or the Surviving Entity for a Merger in the field provided. The jurisdiction (state or country) and entity type (corporation, LLC, etc) must be indicated.

**3. PLAN OF CONVERSION, EXCHANGE OR MERGER:** Indicate the location of the plan of conversion, exchange or merger. Select only one box.

**4. APPROVAL:** Indicate the approval of the plan of conversion, exchange or merger. If more than one entity is being acquired or merging please list the required information on an additional page.

Conversion: The approval statement for the plan of conversion is provided.

**Or**

Exchange or Merger: Please select the appropriate boxes (a, b, or c must be used by each entity within the exchange or merger).

List the entity names for the acquired or merging entity in the field provided.
List the entity names for the acquiring or surviving entity in the field provided.

**5. EFFECTIVE DATE AND TIME:** This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

**6. FORWARDING ADDRESS FOR SERVICE OF PROCESS:** Indicate the name and forwarding address, if the resulting entity in the Conversion or the surviving entity in a Merger is a foreign entity.

**7. AMENDMENT TO ARTICLES OR CERTIFICATE OF SURVIVING ENTITY:** This section is for Mergers only. Indicate any amendments to the articles or certificate for the surviving entity, additional page(s) may be attached.

**8. DECLARATION:** This section is for an Exchange or Merger. If this is a merger, select only one box that applies.

**9. SIGNATURES STATEMENT:** Select the appropriate box for type of document being filed. If a conversion is selected, state the name of the constituent entity in the field provided.

**10. SIGNATURES:** If more than one entity is being acquired or merging please list the the entity name and authroizing signature on an additional page.

Exchange/Merger: list the name of the acquired or merging entity in the field provided and the required signature, title and date.

And

Exchange/Merger: list the name of the acquiring or surviving entity in the field provided and the required signature, title and date.

Or

Conversion: signature of constituent entity.

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's articles.

Page 1 of 1
Revised: 1/1/2019

NV025 - 8/5/2019 Wolters Kluwer Online

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

# Articles of Conversion/Exchange/Merger

## NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| **1. Entity Information:** (Constituent, Acquired or Merging) | Entity Name: Edify Merger Sub, Inc.<br>Jurisdiction: Nevada Entity Type*: Corporation<br>*If more than one entity being acquired or merging please attach additional page.* |
| **2. Entity Information:** (Resulting, Acquiring or Surviving) | Entity Name: Unique Logistics International, Inc.<br>Jurisdiction: Nevada Entity Type*: Corporation |
| **3. Plan of Conversion, Exchange or Merger:** (select one box) | ☐ The entire plan of conversion, exchange or merger is attached to these articles.<br>☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).<br>☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only) |
| **4. Approval:** (If more than one entity being acquired or merging please attach additional approval page.) | **Exchange/Merger:**<br>Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)<br>☐ A. Owner's approval was not required from the:<br>☐ Acquired/merging<br>☐ Acquiring/surviving<br>☒ B. The plan was approved by the required consent of the owners of:<br>☒ Acquired/merging<br>☒ Acquiring/surviving<br>☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160):<br>Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.<br>☐ Acquired/merging<br>☐ Acquiring/surviving<br>Edify Merger Sub, Inc.<br>Name of acquired/merging entity<br>Unique Logistics International, Inc.<br>Name of acquiring/surviving entity |
| **5. Effective Date and Time:** (Optional) | Date: Time:<br>(must not be later than 90 days after the certificate is filed) |

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 1 of 4
Revised: 1/1/2019

NV025 - 8/5/2019 Wolters Kluwer Online

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

# Articles of Conversion/Exchange/Merger

## NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**4. Approval Continued:**
(If more than one entity being acquired or merging please attach additional approval page.)

**Exchange/Merger:**
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

**4. Approval Continued:**
(If more than one entity being acquired or merging please attach additional approval page.)

**Exchange/Merger:**
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

** corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

# Articles of Conversion/Exchange/Merger

## NRS 92A.200 and 91A.205

| | |
|---|---|
| **6.Forwarding Address for Service of Process:** (Conversion and Mergers only, if resulting/surviving entity is foreign) | Name ____ Country ____<br>Care of: ____<br>Address ____ City ____ State ____ Zip/Postal Code ____ |
| **7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200):** (Merger only) ** | See Amended and Restated Articles attached as an exhibit. |
| | ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. |
| **8. Declaration:** (Exchange and Merger only) | **Exchange:**<br>☐ The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).<br>**Merger:** (Select one box)<br>☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).<br>☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). |
| **9. Signature Statement:** (Required) | ☐ **Conversion:**<br>A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.<br>Signatures - must be signed by:<br>1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).<br>2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.<br>____<br>Name of constituent entity |

*Form will be returned if unsigned.*
*This form must be accompanied by appropriate fees.*

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Revised: 1/1/2019

NV025 - 8/5/2019 Wolters Kluwer Online

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

# Articles of Conversion/Exchange/Merger

## NRS 92A.200 and 91A.205

**9. Signature Statement Continued:** (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☒ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

**10. Signature(s):** (Required)

Edify Merger Sub, Inc.

Name of acquired/merging entity

X ______________________________ Title ______ Date ______

Signature (Exchange/Merger)

*If more than one entity being acquired or merging please attach additional page of informaiton and signatures.*

Unique Logistics International, Inc.

Name of acquiring/surviving entity

X ______________________________ Title ______ Date ______

Signature (Exchange/Merger)

X ______________________________ Title ______ Date ______

Signature of Constituent Entity (Conversion)

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

*Form will be returned if unsigned.*
*This form must be accompanied by appropriate fees.*

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